Filed Pursuant to Rule 424(b)(5)
Registration No. 333-273707

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 4, 2023)

14,000,000 Shares

Common Stock

We are offering 14,000,000 shares of our common stock, par value $0.01 per share. We expect to enter into a forward sale agreement with each of Goldman Sachs & Co. LLC, Deutsche Bank AG, London Branch, JPMorgan Chase Bank, National Association and Morgan Stanley & Co. LLC, or their affiliates, which we refer to in this capacity as the forward purchasers. In connection with the forward sale agreements, the forward purchasers or their affiliates are borrowing from third parties and selling to the underwriters an aggregate of 14,000,000 shares of our common stock that will be delivered in this offering.

We will not initially receive any proceeds from the sale of shares of our common stock by the forward purchasers or their affiliates in this offering. We expect to physically settle the forward sale agreements, which would involve the issuance and delivery by us of shares of our common stock against payment by the forward purchasers for those shares on one or more forward settlement dates, which we expect to occur no later than approximately 12 months from the date of this prospectus supplement. We may also elect to cash settle or net share settle all or a portion of our obligations under a forward sale agreement if we conclude it is in our best interest to do so. If we elect to cash settle a forward sale agreement, we may not receive any proceeds, and we may owe cash to the relevant forward purchaser in certain circumstances. If we elect to net share settle a forward sale agreement, we will not receive any proceeds, and we may owe shares of our common stock to the relevant forward purchaser in certain circumstances. See “Underwriting - Forward Sale Agreements” for a description of the forward sale agreements.

If any forward purchaser or its affiliate does not sell on the anticipated closing date of this offering all of the shares of our common stock to be sold by it to the underwriters, we will issue and sell to the underwriters a number of shares of our common stock equal to the number of shares of our common stock that the forward purchaser or its affiliate did not sell and the number of shares underlying the relevant forward sale agreement will be decreased in respect of the number of shares that we issue and sell.

We are organized and conduct our operations to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. In part, to assist us in complying with certain federal income tax requirements applicable to REITs, our charter contains certain restrictions relating to the ownership and transfer of our stock, including an ownership limit of 5.0% on our common stock. We have granted a limited waiver of the ownership limitation to the forward purchasers and the forward sellers in connection with this offering. See “Description of Our Capital Stock—Restrictions on Transfer and Ownership” in the accompanying prospectus.

Our common stock trades on the New York Stock Exchange (the “NYSE”) under the symbol “MAC.” On June 12, 2026, the last reported sale price of our common stock on the NYSE was $25.45 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-5.

	Per Share	Total (1)
Public offering price	$23.90	$334,600,000
Underwriting discounts and commissions (2)	$0.77675	$10,874,500
Proceeds, before expenses, to us (3)	$23.12325	$323,725,500

(1)	Assumes no exercise of the underwriters’ option to purchase additional shares described below.

(2)	See “Underwriting” for a description of all compensation payable to the underwriters.

(3)

We have assumed that the forward sale agreements will be fully physically settled based on a forward sale price equal to the initial forward sale price of $23.12325 per share, which is the public offering price less the underwriting discounts and commissions shown above. The forward sale price is subject to adjustment pursuant to the terms of each of the forward sale agreements, and the actual proceeds, if any, to us will be calculated as described in this prospectus supplement. Although we expect to settle the forward sale agreements entirely by the full physical delivery of shares of our common stock in exchange for cash proceeds, we may elect cash settlement or net share settlement for all or a portion of our obligations under any forward sale agreement. See “Underwriting - Forward Sale Agreements” for a description of the forward sale agreements.

We have granted the underwriters an option to purchase up to an additional 2,100,000 shares from us, at the public offering price, less the underwriting discount, for 30 days after the date of this prospectus supplement. Upon any exercise of such option, we expect to enter into additional forward sale agreements with the forward purchasers in respect of the number of shares sold by the forward purchasers (or their respective affiliates) in connection with the exercise of such option. Unless the context requires otherwise, the term “forward sale agreements,” as used in this prospectus supplement, includes any additional forward sale agreements that we enter into in connection with the exercise by the underwriters of their option to purchase additional shares. In such event, if the forward purchasers (or their respective affiliates) do not deliver and sell all of the shares of our common stock to be sold by them to the underwriters in connection with the exercise of such option, we will issue and sell to the underwriters a number of shares of our common stock equal to the number of shares of our common stock that the forward purchasers (or their respective affiliates) do not deliver and sell, and the number of shares underlying the additional forward sale agreements will be decreased by the number of shares that we issue and sell.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The shares of common stock sold in this offering will be ready for delivery on or about June 17, 2026.

Joint Bookrunners

Goldman Sachs & Co. LLC	Deutsche Bank Securities	J.P. Morgan	Morgan Stanley

BMO Capital Markets	TD Securities	Scotiabank

The date of this prospectus supplement is June 15, 2026.

PROSPECTUS SUPPLEMENT

PROSPECTUS

This document consists of two parts. The first part is this prospectus supplement, which relates to the potential offer and sale, from time to time, of shares of our common stock and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to any potential sale of shares of our common stock. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference herein that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement.

S-i

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized. We have not and the underwriters and the forward purchasers (and their affiliates) have not authorized anyone to provide you with information that is different from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any such free writing prospectus. The offering of the shares of our common stock may be restricted by law in certain non-U.S. jurisdictions. This prospectus supplement is not an offer to sell nor does it seek an offer to buy any shares of our common stock in any jurisdiction where the offer or sale is not permitted.

S-ii

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus supplement or incorporated by reference in this prospectus supplement. It may not contain all of the information that is important to you. You should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement before deciding whether to invest in shares of our common stock.

Unless otherwise stated, or the context otherwise requires, references in this prospectus supplement to the “Company,” “Macerich,” “we,” “us” and “our” refer to The Macerich Company, those entities owned or controlled by The Macerich Company and predecessors of The Macerich Company.

Our Company

We are involved in the acquisition, ownership, development, redevelopment, management and leasing of regional and community/power shopping centers located throughout the United States. We are the sole general partner of, and own a majority of the ownership interests in, The Macerich Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”). As of March 31, 2026, the Operating Partnership owned or had an ownership interest in 37 regional retail centers (including office, hotel and residential space adjacent to these shopping centers) and one community/power shopping center. These 38 regional retail centers and community/power shopping center consist of approximately 39 million square feet of gross leasable area.

We are a self-administered and self-managed REIT and conduct all of our operations through the Operating Partnership and our management companies. We are the sole general partner of the Operating Partnership and owned 96% of the limited partnership units (“common units”) of the Operating Partnership as of March 31, 2026. The remaining 4% of the common units are held by third parties.

We were organized as a Maryland corporation in September 1993. Our principal executive offices are located at 401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401. Our telephone number is (310) 394-6000.

Recent Developments

In connection with our “at the market” offering program (the “ATM Program”), we previously entered into an equity distribution agreement, dated November 12, 2024, with J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp. and TD Securities (USA) LLC, as sales agents, pursuant to which we may offer and sell shares of our common stock having an aggregate offering price of up to $500 million from time to time. From the period from March 31, 2026 to June 12, 2026, we issued approximately 0.9 million shares of our common stock under the ATM Program at a weighted average price of $19.99 per share, generating gross proceeds of approximately $18.8 million.

On April 30, 2026, we acquired Annapolis Mall, a regional retail center totaling approximately 1.5 million square feet in Annapolis, Maryland, for a total purchase price of $260.0 million and the adjacent 13.1 acre vacant Sears parcel for $12.0 million. The acquisition was funded with cash on hand and $150.0 million of borrowings on our revolving credit facility.

On May 13, 2026, we completed the issuance and sale of 22,080,000 shares of our common stock at a public offering price of $21.00 per share, pursuant to an underwriting agreement, dated as of May 11, 2026, by and among the Company and Goldman Sachs & Co. LLC, as representative of the several underwriters. The offering generated $448.1 million in net proceeds after deducting underwriting discounts and commissions and offering expenses.

THE OFFERING

Issuer	The Macerich Company, a Maryland corporation.

Shares of common stock to be offered by the forward purchasers or their respective affiliates	14,000,000 shares (or 16,100,000 shares if the underwriters’ option to purchase additional shares is exercised in full).(1)

Shares of common stock to be outstanding after this offering (excluding the settlement of the forward sale agreements)	283,559,375 shares.(2)

Shares of common stock and common units to be outstanding after this offering (excluding the settlement of the forward sale agreements)	297,339,034 shares of common stock and common units.(2)(3)

Shares of common stock to be outstanding after the settlement of the forward sale agreements assuming full physical settlement	297,559,375 shares of common stock (or 299,659,375 shares of common stock if the underwriters’ option to purchase additional shares is exercised in full).(2)(3)(4)

Shares of common stock and common units to be outstanding after the settlement of the forward sale agreements assuming full physical settlement	311,339,034 shares of common stock and common units (or 313,439,034 shares of common stock and common units if the underwriters’ option to purchase additional shares is exercised in full).(2)(3)(4)

NYSE symbol for our common stock	“MAC”

Use of proceeds(5)	We will not initially receive any proceeds from the sale of shares of our common stock by the forward purchasers or their affiliates. All of the proceeds of this offering (excluding proceeds paid to us with respect to any shares of our common stock that we may sell to the underwriters in lieu of the forward purchasers or their affiliates selling our common stock to the underwriters) will be paid to the forward purchasers or their affiliates.

Assuming full physical settlement of the forward sale agreements at an initial forward sale price of $23.12325 per share, we estimate that the net proceeds from this offering will be approximately $323,725,500 million ($372,284,325 million if the underwriters exercise their option to purchase additional shares in full), after deducting underwriting discounts and commissions, and our estimated expenses related to this offering and the forward sale agreements. The initial forward sale price will be subject to certain adjustments pursuant to the forward sale agreements. We expect to settle the forward sale agreements no later than approximately 12 months from the date of this prospectus supplement.

We will contribute the net proceeds, if any, received upon the settlement of forward sale agreements (and from the sale of any shares of our common stock that we may sell to the underwriters in lieu of the forward purchasers selling our common stock to the underwriters) to the Operating Partnership in exchange for securities of the Operating Partnership that have economic interests substantially similar to those of our common stock. The Operating Partnership intends to use the net proceeds from this offering to fund future acquisition opportunities and for general corporate purposes. Pending such use, the Operating Partnership may invest the net proceeds in short-term, interest-bearing deposit accounts.

Conflicts of Interest	All of the proceeds of this offering (excluding proceeds paid to us with respect to any shares of our common stock that we may sell to the underwriters in lieu of the forward purchasers or their affiliates selling our common stock to the underwriters) will be paid to the forward purchasers or their affiliates. As a result, the Underwriters or their affiliates will receive such net proceeds from this offering, not including the underwriting discount or commission. See “Use of Proceeds.”

Accounting treatment of the transaction

Before any issuance of shares of our common stock, if any, upon physical or net share settlement of any forward sale agreements, we expect that the shares issuable upon settlement of such forward sale agreements will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of such forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period). Consequently, prior to physical settlement or net share settlement of the forward sale agreements and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share and return on equity except during periods when the average market price of our common stock is above the per share forward sale price, which is initially $23.12325 (which is the price at which the underwriters have agreed to buy the shares of our common stock offered hereby), subject to adjustment based on a floating interest rate factor equal to a specified daily rate less a spread, and subject to decrease on each of certain dates by an amount per share specified in the forward sale agreements related to expected dividends on shares of our common stock during the term of the forward sale agreements. However, if we decide to physically settle or net share settle any forward sale agreement, delivery of our shares on any physical settlement or net share settlement of such forward sale agreement could result in dilution to our earnings per share and return on equity.

Risk factors	Before investing in the shares of our common stock, you should carefully read and consider the information set forth in “Risk Factors” beginning on page S-3 of this prospectus supplement and all other information appearing elsewhere and in the documents incorporated herein by reference.

(1)

The forward purchasers have advised us that they or their affiliates intend to acquire shares of our common stock to be sold under this prospectus supplement through borrowings from third-party stock lenders. Subject to the occurrence of certain events, we will not be obligated to deliver shares of our common stock, if any, under the forward sale agreements until final physical or net share settlement of the forward sale agreements, which we expect to occur no later than approximately 12 months from the date of this prospectus supplement. Except in certain circumstances, and subject to certain conditions, we have the right to elect cash settlement or net share settlement under the forward sale agreements. See “Underwriting -  Forward Sale Agreements” for a description of the forward sale agreements.

(2)

The number of shares of common stock to be outstanding after this offering (including, as applicable, after physical settlement of the forward sale agreements) is based upon 283,559,375 shares of common stock outstanding as of June 12, 2026. The number of shares of common stock to be outstanding after this offering does not include, as of June 12, 2026, 5,042,188 shares reserved for issuance in connection with equity-based compensation awards under The Macerich Company 2003 Equity Incentive Plan, as amended and restated.

(3)

Based on common units outstanding as of June 12, 2026. Includes 4,475,864 common units held by limited partners other than the Company and 9,303,795 long-term incentive plan units. Subject to limits in the partnership agreement for the Operating Partnership, common units may be exchanged for cash or, at our option, shares of our common stock on a one-for-one basis.

(4)

The number of shares outstanding assume that we have elected to enter into additional forward sale agreements with respect to any exercise by the underwriters of their option to purchase additional shares. In addition, these numbers assume that no event will occur that would require us to sell shares of our common stock to the underwriters in this offering in lieu of the forward purchasers (or their respective affiliates) selling shares of our common stock to the underwriters. If such an event occurs or we elect not to enter into additional forward sale agreements, (i) the number of shares of our common stock to be outstanding upon completion of this offering would be increased by such number of shares and (ii) the number of shares of our common stock issuable pursuant to physical settlement of the forward sale agreements would be reduced by such number of shares.

(5)	The forward sale price is subject to adjustment pursuant to the terms of the forward sale agreements, and any net proceeds to us are subject to settlement of the forward sale agreements.

RISK FACTORS

In addition to other information contained in this prospectus supplement and the accompanying prospectus, you should carefully consider the risks described below and in the documents incorporated by reference in this prospectus supplement before making an investment decision. These risks are not the only ones facing our Company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of shares of our common stock could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including (i) our Annual Report on Form 10-K for the year ended December 31, 2025 and (ii) documents we file with the SEC after the date of this prospectus supplement and which are deemed incorporated by reference in this prospectus supplement. See “Where You Can Find More Information and Incorporation by Reference.”

The price of our common stock has and may continue to fluctuate significantly, which may make it difficult for you to sell the common stock when you want or at prices you find attractive.

The price of our common stock on the NYSE constantly changes and has been subject to significant price fluctuations. Our stock price can fluctuate as a result of a variety of factors, many of which are beyond our control. These factors may include, but are not limited to:

•	actual or anticipated variations in our operating results or dividends;

•	our ability to meet the goals established under the Path Forward Plan;

•

general market fluctuations, including potentially extreme increases or decreases in the market prices of certain of our publicly traded tenants, industry factors and general economic and geopolitical conditions and events, such as economic slowdowns or recessions, consumer confidence in the economy, government shutdowns, ongoing military conflicts and terrorist attacks;

•

technical factors in the public trading market for our stock that may produce price movements that may or may not comport with macro, industry or company-specific fundamentals, including, without limitation, the sentiment of retail investors (including as may be expressed on financial trading and other social media sites), the amount and status of short interest in our securities and the potential for a “short squeeze” whereby short sellers are forced to cover their open positions, access to margin debt, trading in options and other derivatives on our common stock and other technical trading factors;

•	changes in our funds from operations or earnings estimates;

•	changes in the ability of our centers to generate sufficient revenues to meet operating and other expenses;

•	anchor or tenant bankruptcies, closures, mergers or consolidations;

•	local economic and real estate conditions in geographic locations where we have a high concentration of centers;

•	competition by public or private mall companies or others, including competition for both acquisition of centers and for tenants to occupy space;

•

the ability of our tenants to pay rent and meet their other obligations to us under current lease terms and our ability to lease space on favorable terms; the success of our acquisition and real estate development strategy; our ability to comply with the financial covenants in our debt agreements and the impact of restrictive covenants in our debt agreements;

•	our access to financing;

•	inflation and elevated interest rates; the potential impact of tariffs;

•	the risk of our failure to qualify or maintain our status as a REIT;

•	our ability to comply with our joint venture agreements and other risks associated with our joint venture investments;

•	possible uninsured losses, including losses from casualty events or natural disasters, and possible environmental liabilities;

•

adverse impacts from any future pandemic, epidemic or outbreak of any highly infectious disease on the U.S., regional and global economies and on our financial condition and results of operations and the financial condition and results of operations of our tenants;

•	a decision by any of our significant stockholders to sell substantial amounts of our common stock;

•	any future issuances of equity securities; and

•	the realization of any of the other risk factors included in, or incorporated by reference to, this prospectus supplement.

As a result of these and other factors, investors who purchase our common stock in this offering may experience a decrease, which could be substantial and rapid, in the market price of our common stock, including decreases unrelated to our operating performance or prospects.

Future issuances and sales of common stock or securities convertible into or exchangeable for common stock may adversely affect the market price for our common stock and may cause dilution to our stockholders.

Additional issuances and sales of common stock or securities convertible into or exchangeable for common stock, or the perception that such issuances and sales could occur, may cause prevailing market prices for our common stock to decline and may adversely affect our ability to raise additional capital in the financial markets at a time and price favorable to us. Any additional future issuance of our common stock will reduce the percentage of our common stock owned by investors purchasing shares in this offering that do not participate in future issuances. In most circumstances, stockholders will not be entitled to vote on whether or not we issue additional shares of common stock. In addition, depending on the terms and pricing of an additional offering of our common stock and the value of our properties, our stockholders may experience dilution in both the book value and the market value of their shares.

Risks Related to the Forward Sale Agreements

Provisions contained in the forward sale agreements could result in substantial dilution to our earnings per share and return on equity or result in substantial cash payment obligations.

In the forward sale agreements, if any forward purchaser or its affiliate does not sell all the shares of our common stock to be sold by it pursuant to the terms of the underwriting agreement (including because insufficient shares of our common stock were made available by securities lenders for borrowing at a stock loan cost below a specified threshold), we will issue and sell directly to the underwriters the number of shares of our common stock not sold by the relevant forward purchaser or its affiliate and, under such circumstances, the number of shares of our common stock underlying the relevant forward sale agreement will be decreased by the number of shares of our common stock that we issue and sell. The stock loan market is volatile, and it is uncertain whether sufficient shares of our common stock will be made available prior to closing.

Each forward purchaser will have the right to accelerate its forward sale agreement (with respect to all or, in certain cases, any portion of the transaction under such forward sale agreement that the forward purchaser determines is affected by an event described below) and require us to settle on a date specified by such forward purchaser if:

•

in such forward purchaser’s commercially reasonable judgment, it or its affiliate (x) is unable to hedge in a commercially reasonable manner its exposure under such forward sale agreement because insufficient shares of our common stock have been made available for borrowing by securities lenders or (y) would incur a stock borrow cost in excess of a specified threshold to hedge in a commercially reasonable manner its exposure under such forward sale agreement;

•

we declare any dividend or distribution on shares of our common stock (a) payable in cash in excess of specified amounts, (b) that constitutes an extraordinary dividend under the forward sale agreement, (c) payable in securities of another company as a result of a spin-off or similar transaction, or (d) of any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price;

•	certain ownership thresholds applicable to such forward purchaser and its affiliates are exceeded;

•

an event is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization, or insolvency, or a delisting of our common stock) or the occurrence of a change in law or hedging disruption; or

•

certain other events of default or termination events occur, including, among others, any material misrepresentation made in connection with such forward sale agreement or our insolvency (each as more fully described in each forward sale agreement).

A forward purchaser’s decision to exercise its right to accelerate the settlement of any forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which could result in dilution to our earnings per share and return on equity.

Subject to certain conditions, we have the right to elect physical, cash or net share settlement under each forward sale agreement. A forward sale agreement will be physically settled by delivery of shares of our common stock, unless we elect to cash settle or net share settle such forward sale agreement. Delivery of shares of our common stock upon physical settlement (or, if we elect net share settlement, upon such settlement to the extent we are obligated to deliver shares of our common stock) could result in dilution to our earnings per share and return on equity. If we elect cash settlement or net share settlement with respect to all or a portion of the shares of our common stock underlying a forward sale agreement, we expect the applicable forward purchaser (or an affiliate thereof) to purchase a number of shares of our common stock in secondary market transactions over an unwind period to:

•

return shares of our common stock to securities lenders to unwind such forward purchaser’s hedge (after taking into consideration any shares of our common stock to be delivered by us to such forward purchaser, in the case of net share settlement); and

•	if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required in settlement of such forward sale agreement.

In addition, the purchase of shares of our common stock in connection with a forward purchaser or its affiliate unwinding the forward purchaser’s hedge positions could cause the price of shares of our common stock to increase over such time (or prevent a decrease over such time), thereby increasing the amount of cash we would owe to such forward purchaser (or decreasing the amount of cash that the forward purchaser would owe us) upon a cash settlement of the relevant forward sale agreement or increasing the number of shares of our common stock we would deliver to such forward purchaser (or decreasing the number of shares of our common stock that such forward purchaser would deliver to us) upon net share settlement of the relevant forward sale agreement.

The forward sale price that we expect to receive upon physical settlement of a forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread and will be decreased based on certain specified amounts during the term of the applicable forward sale agreement. If the specified daily rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price. If the weighted average price at which a forward purchaser (or its affiliate) is able to purchase shares during the applicable unwind period under a forward sale agreement is above the relevant forward sale price, in the case of cash settlement, we would pay the applicable forward purchaser under such forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to such forward purchaser a number of shares of our common stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement. If the weighted average price at which a forward purchaser (or its affiliate) is able to purchase shares during the applicable unwind period under a forward sale agreement is below the relevant forward sale price, in the case of cash settlement, we would be paid the difference in cash by the relevant forward purchaser under such forward sale agreement or, in the case of net share settlement, we would receive from such forward purchaser a number of shares of our common stock having a value equal to the difference. See “Underwriting - Forward Sale Agreements” for information on the forward sale agreements.

In case of our bankruptcy or insolvency, any forward sale will automatically terminate, and we would not receive the expected proceeds from any forward sales of our common stock.

If we file for or consent to a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, and we consent to such a petition, any forward sale agreements that are then in effect will automatically terminate. If any such forward sale agreement so terminates under these circumstances, we would not be obligated to deliver to the relevant forward purchaser any of our common stock not previously delivered, and the relevant forward purchaser would be discharged from its obligation to pay the applicable forward sale price per share in respect of any of our common stock not previously settled under the applicable forward sale agreement. Therefore, to the extent that there are any shares of our common stock with respect to which any forward sale agreement has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the relevant forward sale price per share in respect of those shares of our common stock.

The uncertainty of the U.S. federal income tax treatment of the cash that we might receive from cash settlement of a forward sale agreement and its impact on our ability to meet the REIT qualification requirements may preclude us from electing to cash settle a forward sale agreement.

In the event that we elect to settle any forward sale agreement for cash and the settlement price is below the relevant forward sale price, we would be entitled to receive a cash payment from the applicable forward purchaser. Under Section 1032 of the Internal Revenue Code of 1986, as amended, or the Code, generally, no gains and losses are recognized by a corporation in dealing in its own shares, including pursuant to a “securities futures contract,” as defined in the Code by reference to the Exchange Act. It is not entirely clear whether a forward sale agreement qualifies as a “securities futures contract” or whether a cash settlement thereof would otherwise be subject to Section 1032 of the Code, and as a result, the federal income tax treatment of any cash settlement payment we receive is uncertain. In the event that we recognize a significant gain from the cash settlement of any forward sale agreement, we might not be able to satisfy the gross income requirements applicable to REITs under the Code. Therefore, we may only elect to cash settle a forward sale agreement if we determine that we can satisfy the gross income requirements for REITs while treating such cash settlement payment as nonqualifying income. In the event we are not able to make such a determination, we may be precluded from electing to cash settle a forward agreement even if the cash settlement may be the optimal business decision.

IMPORTANT INFORMATION RELATED TO FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference, contain forward-looking statements within the meaning of the federal securities laws. Any statements that do not relate to historical or current facts or matters are forward-looking statements. You can identify some of the forward-looking statements by the use of forward-looking words, such as “may,” “will,” “could,” “should,” “expects,” “anticipates,” “intends,” “projects,” “predicts,” “plans,” “believes,” “seeks,” “estimates,” “scheduled” and variations of these words and similar expressions. Statements concerning current conditions may also be forward-looking if they imply a continuation of current conditions. Forward-looking statements appear in a number of places in this prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference, and include statements regarding, among other matters:

•	expectations regarding our growth;

•	expectations regarding our Path Forward Plan and our ability to meet the goals established under such plan;

•	our beliefs regarding our acquisition, redevelopment, development, leasing and operational activities and opportunities, including the performance and financial stability of our retailers;

•	our acquisition, disposition and other strategies;

•	regulatory matters pertaining to compliance with governmental regulations;

•	our capital expenditure plans and expectations for obtaining capital for expenditures;

•	our expectations regarding income tax benefits;

•	our expectations regarding our financial condition or results of operations; and

•	our expectations for refinancing our indebtedness, entering into and servicing debt obligations and entering into joint venture arrangements.

We caution you that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause our actual results, performance or achievements, or those of the industry, to differ materially from our future results, performance or achievements, or those of the industry, expressed or implied in such forward-looking statements. Such factors include, among others, general industry, as well as global, national, regional and local economic and business conditions, including the impact of geopolitical tensions, tariffs, elevated interest rates and inflation, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of current and prospective tenants, anchor or tenant bankruptcies, closures, mergers or consolidations, lease rates, terms and payments; elevated interest rates and their impact on our financial condition and results of operation, including as a result of any increased borrowing costs on the Company’s outstanding floating rate debt and defaults on mortgage loans, availability, terms and cost of financing and operating expenses; adverse changes in the real estate markets including, among other things, competition from other companies, retail formats and technology, risks of real estate development and redevelopment (including elevated inflation, supply chain disruptions and construction delays), acquisitions and dispositions; adverse impacts from any pandemic, epidemic or outbreak of any highly infectious disease on the U.S., regional and global economies and our financial condition and results of operations and the results of operations of our tenants; the liquidity of real estate investments, government shutdowns and other governmental actions and initiatives (including legislative and regulatory changes); environmental and safety requirements; and terrorist activities or other acts of violence which could adversely affect all of the above factors. You are urged to carefully review the disclosures we make concerning these risks and other factors that may affect our business and operating results, including those made in “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2025, as well as our other reports filed with the SEC, which disclosures are incorporated herein by reference. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus supplement. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this prospectus supplement or to reflect the occurrence of unanticipated events, unless required by law to do so.

USE OF PROCEEDS

We will not initially receive any proceeds from the sale of shares of our common stock by the forward purchasers or their affiliates. All of the proceeds of this offering (excluding proceeds paid to us with respect to any shares of our common stock that we may sell to the underwriters in lieu of the forward purchasers or their affiliates selling our common stock to the underwriters) will be paid to the forward purchasers or their affiliates.

Assuming full physical settlement of the forward sale agreements at an initial forward sale price of $23.12325 per share, we estimate that the net proceeds from this offering will be approximately $323,725,500 million ($372,284,325 million if the underwriters exercise their option to purchase additional shares in full), after deducting underwriting discounts and commissions and our estimated expenses related to this offering and the forward sale agreements. The initial forward sale price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread and will be decreased based on amounts related to expected dividends on shares of our common stock during the term of the applicable forward sale agreement. If the specified daily rate is less than the spread on any day a forward agreement is outstanding, the interest rate factor will result in a daily reduction of the forward sale price. We expect to settle the forward sale agreements no later than approximately 12 months from the date of this prospectus supplement.

If we elect to cash settle the forward sale agreements, we would expect to receive an amount of net proceeds that is significantly lower than the estimate included under this caption, and we may not receive any net proceeds (or may owe cash to the forward purchasers). If we elect to net share settle the forward sale agreements in full, we would not receive any proceeds and we may owe shares of our common stock to the relevant forward purchasers in certain circumstances.

We intend to contribute the net proceeds, if any, received upon the settlement of the forward sale agreements (and from the sale of any shares of our common stock that we may sell to the underwriters in lieu of the forward purchasers selling our common stock to the underwriters) to the Operating Partnership in exchange for securities of the Operating Partnership that have economic interests substantially similar to those of our common stock. The Operating Partnership intends to use such net proceeds from this offering to fund future acquisition opportunities and for general corporate purposes. Pending such use, the Operating Partnership may invest the net proceeds in short-term, interest-bearing deposit accounts.

As of June 12, 2026, we had no borrowings outstanding under our revolving credit facility. Our revolving credit facility bears interest at the Secured Overnight Financing Rate, or SOFR, plus an applicable margin. As of June 12, 2026, our revolving credit facility bore interest at SOFR plus a spread of 1.90%. Our revolving credit facility matures on March 1, 2029, with an option for us to extend maturity until March 1, 2030.

Affiliates of certain of the underwriters and/or forward purchasers are lenders and, in certain cases, agents under our revolving credit facility. To the extent that we use the net proceeds from this offering to repay amounts we have borrowed, may borrow or re-borrow in the future under our revolving credit facility, such affiliates of the underwriters and/or forward purchasers will receive their pro rata portion of any of the net proceeds from this offering to us or from the physical settlement of the forward sale agreements that we use to repay any such amounts. See “Underwriting.”

Before any issuance of shares of our common stock, if any, upon physical settlement or net share settlement of any forward sale agreements, we expect that the shares issuable upon settlement of such forward sale agreements will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of such forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period).

UNDERWRITING

The Company and the underwriters named below have entered into an underwriting agreement by and among the Company, the forward purchasers, their affiliates and the underwriters, with respect to the shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares indicated in the following table. Goldman Sachs & Co. LLC is the representative of the underwriters.

Underwriters	Number of Shares
Goldman Sachs & Co. LLC	3,004,615
Deutsche Bank Securities Inc	2,252,067
J. P. Morgan Securities LLC	2,252,067
Morgan Stanley & Co. LLC	2,252,067
BMO Capital Markets Corp	1,854,643
TD Securities (USA) LLC	1,457,220
Scotia Capital (USA) Inc	927,321

Total	14,000,000

The underwriters are committed to take and pay for all of the shares being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised.

The underwriters have an option to buy up to an additional 2,100,000 shares to cover sales by the underwriters of a greater number of shares than the total number set forth in the table above. They may exercise that option for 30 days. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above. Upon any exercise of such option, we expect to enter into additional forward sale agreements with the forward purchasers in respect of the number of shares sold by the forward purchasers (or their respective affiliates) in connection with the exercise of such option. In such event, if the forward purchasers (or their respective affiliates) do not deliver and sell all of the shares of our common stock to be sold by them to the underwriters in connection with the exercise of such option, we will issue and sell to the underwriters a number of shares of our common stock equal to the number of shares of our common stock that the forward purchasers (or their respective affiliates) do not deliver and sell, and the number of shares underlying the additional forward sale agreements will be decreased by the number of shares that we issue and sell.

The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by the Company. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase 2,100,000 additional shares.

Paid by the Company	No Exercise	Full Exercise
Per Share	$0.77675	$0.77675
Total	$10,874,500	$12,505,675

The underwriters have advised us, the forward purchasers and certain of their affiliates that the underwriters propose initially to offer the shares of our common stock to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $0.466050 per share. After the initial offering of the shares, the public offering price, concession or any other term of this offering may be changed.

The Company has agreed with the underwriters, the forward purchasers and their affiliates, subject to certain exceptions, not to dispose of or hedge any of its common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through the date 30 days after the date of this prospectus supplement, except with the prior written consent of the representative. This agreement does not apply to any existing employee benefit plans.

In addition, the Company’s executive officers and the Company’s directors have entered into lock-up agreements with the representative. Under these agreements, subject to certain exceptions (including transfers for charitable and estate planning purposes, selling shares to cover taxes upon the vesting, settlement or exercise of restricted stock units or performance share awards, written plans meeting the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); provided that no shares subject to such plan are transferred during the lock-up period, and transfers pursuant to a transaction involving a change of control of the Company), none of the executive officers or the directors may, without the prior written consent of the representative, directly or indirectly, offer for sale, sell, pledge, enter into any swap or other derivatives transaction that transfers to another any of the economic benefits or risks of ownership of the Company’s common stock, or otherwise dispose of any shares of the Company’s common stock or any securities that may be converted into or exchanged for any shares of the Company’s common stock during the period from the date of this prospectus supplement continuing through the date 30 days after the date of this prospectus supplement. At any time and without public notice, the representative may, in its sole discretion, release some or all of the securities from these lock-up agreements.

In connection with the offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Company’s stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

The Company estimates that the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $0.5 million.

The Company has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Affiliates of certain of the underwriters participating in this offering are lenders under our revolving credit facility. To the extent that net proceeds from this offering are used to repay borrowings outstanding under our revolving credit facility, those underwriters and/or affiliates, as applicable, will receive proceeds from this offering through the repayment of that indebtedness.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the Company and to persons and entities with relationships with the Company, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the Company (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the Company. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Forward Sale Agreements

We expect to enter into a forward sale agreement with each of the forward purchasers. In connection with the forward sale agreements, the forward purchasers or their affiliates are borrowing from third parties and selling to the underwriters an aggregate of 14,000,000 shares of our common stock that will be delivered in this offering. If any forward purchaser or its affiliate does not sell on the anticipated closing date of this offering all of the shares of our common stock to be sold by it to the underwriters, we will issue and sell to the underwriters a number of shares of our common stock equal to the number of shares of our common stock that the forward purchaser or its affiliate did not sell, and the number of shares underlying the relevant forward sale agreement will be decreased in respect of the number of shares that we issue and sell.

We will not initially receive any proceeds from the sale of shares of our common stock by the forward purchasers or their affiliates in this offering. We expect to physically settle the forward sale agreements, which would involve the issuance and delivery by us of shares of our common stock against payment by the forward purchasers for those shares on one or more forward settlement dates, which we expect to occur no later than approximately 12 months from the date of this prospectus supplement. We may also elect to cash settle or net share settle all or a portion of our obligations under a forward sale agreement if we conclude it is in our best interest to do so. If we elect to cash settle a forward sale agreement, we may not receive any proceeds, and we may owe cash to the relevant forward purchaser in certain circumstances. If we elect to net share settle a forward sale agreement, we will not receive any proceeds, and we may owe shares of our common stock to the relevant forward purchaser in certain circumstances.

On a settlement date, if we decide to physically settle the forward sale agreement, we will issue shares of our common stock to the forward purchaser under the forward sale agreement at the applicable forward sale price. The forward sale price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread and will be decreased based on certain specified amounts during the term of the applicable forward sale agreement. If the specified daily rate is less than the spread on any day a forward agreement is outstanding, the interest rate factor will result in a daily reduction of the forward sale price. If the weighted average price at which a forward purchaser (or its affiliate) is able to purchase shares during the applicable unwind period under a forward sale agreement is above the relevant forward sale price, in the case of cash settlement, we would pay the applicable forward purchaser under such forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to such forward purchaser a number of shares of our common stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement. If the weighted average price at which a forward purchaser (or its affiliate) is able to purchase shares during the applicable unwind period under a forward sale agreement is below the relevant forward sale price, in the case of cash settlement, we would be paid the difference in cash by the relevant forward purchaser under such forward sale agreement or, in the case of net share settlement, we would receive from such forward purchaser a number of shares of our common stock having a value equal to the difference.

Before any issuance of shares of our common stock, if any, upon physical settlement or net share settlement of any forward sale agreements, we expect that the shares issuable upon settlement of such forward sale agreements will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of such forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period).

Consequently, prior to physical settlement or net share settlement of the forward sale agreements and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share and return on equity except during periods when the average market price of our common stock is above the per share forward sale price, which is initially $23.12325 (which is the price at which the underwriters agreed to buy the shares of our common stock offered hereby), subject to adjustment based on a floating interest rate factor equal to a specified daily rate less a spread, and subject to decrease on each of certain dates by an amount per share specified in the forward sale agreements related to expected dividends on shares of our common stock during the term of the forward sale agreements. However, if we decide to physically settle or net share settle any forward sale agreement, delivery of our shares on any physical settlement or net share settlement of such forward sale agreement could result in dilution to our earnings per share and return on equity.

Subject to certain conditions, we have the right to elect physical, cash or net share settlement under each forward sale agreement. A forward sale agreement will be physically settled by delivery of shares of our common stock, unless we elect to cash settle or net share settle such forward sale agreement. Delivery of shares of our common stock upon physical settlement (or, if we elect net share settlement, upon such settlement to the extent we are obligated to deliver shares of our common stock) could result in dilution to our earnings per share and return on equity. If we elect cash settlement or net share settlement with respect to all or a portion of the shares of our common stock underlying a forward sale agreement, we expect the applicable forward purchaser (or an affiliate thereof) to purchase a number of shares of our common stock in secondary market transactions over an unwind period to:

•

return shares of our common stock to securities lenders to unwind such forward purchaser’s hedge (after taking into consideration any shares of our common stock to be delivered by us to such forward purchaser, in the case of net share settlement); and

•	if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required in settlement of such forward sale agreement.

In addition, the purchase of shares of our common stock in connection with a forward purchaser or its affiliate unwinding the forward purchaser’s hedge positions could cause the price of shares of our common stock to increase over such time (or prevent a decrease over such time), thereby increasing the amount of cash we would owe to such forward purchaser (or decreasing the amount of cash that the forward purchaser would owe

us) upon a cash settlement of the relevant forward sale agreement or increasing the number of shares of our common stock we would deliver to such forward purchaser (or decreasing the number of shares of our common stock that such forward purchaser would deliver to us) upon net share settlement of the relevant forward sale agreement.

Each forward purchaser will have the right to accelerate its forward sale agreement (with respect to all or, in certain cases, any portion of the transaction under such forward sale agreement that the forward purchaser determines is affected by an event described below) and require us to settle on a date specified by such forward purchaser if:

•

in such forward purchaser’s commercially reasonable judgment, it or its affiliate (x) is unable to hedge in a commercially reasonable manner its exposure under such forward sale agreement because insufficient shares of our common stock have been made available for borrowing by securities lenders or (y) would incur a stock borrow cost in excess of a specified threshold to hedge in a commercially reasonable manner its exposure under such forward sale agreement;

•

we declare any dividend or distribution on shares of our common stock (a) payable in cash in excess of specified amounts, (b) that constitutes an extraordinary dividend under the forward sale agreement, (c) payable in securities of another company as a result of a spin-off or similar transaction, or (d) of any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price;

•	certain ownership thresholds applicable to such forward purchaser and its affiliates are exceeded;

•

an event is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization, or insolvency, or a delisting of our common stock) or the occurrence of a change in law or hedging disruption; or

•

certain other events of default or termination events occur, including, among others, any material misrepresentation made in connection with such forward sale agreement or our insolvency (each as more fully described in each forward sale agreement).

A forward purchaser’s decision to exercise its right to accelerate the settlement of the applicable forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of the applicable forward sale agreement or, if we so elect and a forward purchaser so permits our election, net share settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which could result in dilution to our earnings per share and return on equity. In addition, upon certain events of bankruptcy, insolvency or reorganization relating to us, the forward sale agreement will terminate without further liability of either party. Following any such termination, we would not issue any shares of our common stock or receive any proceeds pursuant to the forward sale agreement. See “Risk Factors - Risks Related to the Forward Sale Agreements” in this prospectus supplement.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), an offer to the public of any securities may not be made in that Relevant Member State prior to the publication of a prospectus supplement in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Regulation, except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Regulation:

a)	to any legal entity which is a “qualified investor” as defined under the Prospectus Regulation;

b)

to fewer than 150 natural or legal persons (other than “qualified investors” as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation;

provided that no such offer of securities shall result in a requirement for the Company or any of the underwriters to publish a prospectus supplement pursuant to Article 3 of the Prospectus Regulation or a supplemental prospectus supplement pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any securities or to whom any offer is made will be deemed to have represented, warranted and agreed to and with each of the underwriters and the Company that it is a qualified investor within the meaning of Article 2 of the Prospectus Regulation.

In the case of any securities being offered to a financial intermediary as that term is used in Article 1(4) of the Prospectus Regulation, each financial intermediary will also be deemed to have represented, warranted and agreed that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any securities to the public, other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

This prospectus supplement has been prepared on the basis that the offering of the securities falls within one of the exceptions specified in Part 1 of Schedule 1 of the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”) and, accordingly, there will not be a prospectus supplement prepared or published for the purposes of the POATRs. This prospectus supplement does not constitute a prospectus supplement for the purposes of the POATRs.

An offer to the public of any shares may not be made in the United Kingdom, except that an offer to the public in the United Kingdom of any shares may be made at any time under the following exemptions:

a)	at any time to any legal entity which is a qualified investor as defined in paragraph 15 of Schedule 1 to the POATRs;

b)

at any time to fewer than 150 persons (other than qualified investors as defined in paragraph 15 of Schedule 1 to the POATRs) in the United Kingdom subject to obtaining the prior consent of the relevant underwriters nominated by us for any such offer; or

c)	at any time in any other circumstances falling within Part 1 of Schedule 1 to the POATRs.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.

Notice to Prospective Investors in Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation; provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Hong Kong

The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in this prospectus supplement being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission in relation to this offering. This prospectus supplement does not constitute a prospectus, product disclosure statement, or other disclosure document under Chapter 6D.2 of the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise, or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an “Exempt Offer” in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (the “DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The securities to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement, you should consult an authorized financial advisor.

Notice to Prospective Investors in the United Arab Emirates

The securities have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, Financial Services Regulatory Authority (FSRA) or the Dubai Financial Services Authority.

Notice to Prospective Investors in Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, us or the securities has been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of securities will not be supervised by, FINMA, and the offer of securities has not been and will not be authorized under CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the securities.

Notice to Prospective Investors in Brazil

The offer and sale of the securities have not been and will not be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários, or “CVM”) and, therefore, will not be carried out by any means that would constitute a public offering in Brazil under CVM Resolution No. 160, dated 13 July 2022, as amended, or unauthorized distribution under Brazilian laws and regulations. The securities may only be offered to Brazilian Professional Investors (as defined by applicable CVM regulation), who may only acquire the securities through a non-Brazilian account, with settlement outside Brazil in non-Brazilian currency. The trading of these securities on regulated securities markets in Brazil is prohibited.

LEGAL MATTERS

Certain legal matters with respect to this offering will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts, and by Venable LLP, Baltimore, Maryland, with respect to matters of Maryland law. Certain legal matters in connection with this offering will be passed upon for our underwriters and the forward purchasers by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

We are subject to the information requirements of the Exchange Act, and in accordance with the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding registrants, including us, that file such information electronically with the SEC. The address of the SEC’s website is http://www.sec.gov. Copies of these documents may also be available on our website at www.macerich.com. The information on our website does not constitute part of this prospectus supplement or the accompanying prospectus.

The information incorporated by reference herein is an important part of this prospectus supplement. Any statement contained in a document which is incorporated by reference in this prospectus supplement is automatically updated and superseded if information contained in this prospectus supplement, or information that we later file with the SEC prior to the termination of this offering, modifies or replaces this information. Our Exchange Act file number is 001-12504. We are incorporating by reference the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the year ended December 31, 2025, filed on February 20, 2026;

•

those portions of our definitive Proxy Statement on Schedule 14A for our 2026 Annual Meeting of Stockholders, filed on April 22, 2026, that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2025;

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2026, filed on May 7, 2026;

•	our Current Report on Form 8-K filed on February 26, 2026, our Current Report on Form 8-K filed on May 13, 2026 and our Current Report on Form 8-K filed on June 3, 2026;

•

the description of our common stock contained in our Registration Statement on Form 8-A, filed on November 13, 1998, as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 26, 2024, including any amendments or reports filed for the purpose of updating such descriptions; and

•

all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering, except as to any portion of any future report or document that is deemed furnished and not filed in accordance with SEC rules.

Upon request, we will provide, without charge, to each person to whom a copy of this prospectus supplement is delivered, a copy of any or all of the documents incorporated by reference in this prospectus supplement. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus supplement, by writing or telephoning us at the following:

The Macerich Company

401 Wilshire Boulevard, Suite 700

Santa Monica, CA 90401-1452

Attention: Corporate Secretary

(310) 394-6000

Prospectus

COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

DEBT SECURITIES

WARRANTS

RIGHTS

STOCK PURCHASE CONTRACTS

UNITS

We, or any selling securityholders to be identified in the future, may offer from time to time, in one or more series:

•	shares of our common stock;

•	shares of our preferred stock;

•	depositary shares representing an interest in a fractional share or multiple shares of preferred stock;

•	senior and/or subordinated debt securities;

•	warrants to purchase common stock, preferred stock and/or debt securities;

•	rights to purchase common stock, preferred stock and/or debt securities;

•	stock purchase contracts relating to a specified number of shares of common stock, preferred stock or depositary shares; and

•	units consisting of two or more of these classes or series of securities.

We, or any selling securityholders to be identified in the future, may offer these securities in amounts, at prices and on terms determined at the time of offering. The specific plan of distribution for any securities to be offered will be provided in a prospectus supplement. If we use agents, underwriters or dealers to sell these securities, a prospectus supplement will name them and describe their compensation.

The specific terms of any securities to be offered will be described in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information,” before you make an investment decision.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “MAC.” On August 3, 2023, the last reported sale price of our common stock on the NYSE was $12.59 per share. As of the date of this prospectus, none of the other securities that we may offer by this prospectus is listed on any national securities exchange or automated quotation system.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus, as well as the Risk Factors contained in the applicable prospectus supplement and in the documents we incorporate by reference in this prospectus to read about factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 4, 2023.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed on Form S-3 with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. By using a shelf registration statement, we or any selling securityholders may sell any combination of our common stock, preferred stock, depositary shares, debt securities, warrants, rights, stock purchase contracts or units from time to time and in one or more offerings. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered (if other than common stock) and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any prospectus supplement is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise stated, or the context otherwise requires, references in this prospectus to the “Company,” “we,” “us” and “our” refer to The Macerich Company, those entities owned or controlled by The Macerich Company and predecessors of The Macerich Company.

WHERE YOU CAN FIND MORE INFORMATION

We have filed our registration statement on Form S-3 with the SEC under the Securities Act. We also file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding registrants, including us, that file such information electronically with the SEC. The address of the SEC’s website is http://www.sec.gov. Copies of these documents may also be available on our website at www.macerich.com. The information on our website does not constitute part of this prospectus or any prospectus supplement.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us as indicated above. Forms of the indenture and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede the information included or incorporated by reference in this prospectus. We incorporate by reference in this prospectus the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2022, filed on February 24, 2023;

•

those portions of our definitive Proxy Statement on Schedule 14A for our 2023 Annual Meeting of Stockholders, filed on April 21, 2023, that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2022;

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2023, filed on May 8, 2023;

•	our Current Reports on Form 8-K filed on February 1, 2023 and June 5, 2023;

•

the description of our common stock contained in our Registration Statement on Form 8-A, filed on November 13, 1998, as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2022, filed on February 24, 2023, including any amendments or reports filed for the purpose of updating such descriptions; and

•

all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus and until all of the securities offered under this prospectus are sold, except as to any portion of any future report or document that is deemed furnished and not filed in accordance with SEC rules.

Upon request, we will provide, without charge, to each person to whom a copy of this prospectus is delivered a copy of any or all of the documents incorporated by reference in this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit to this prospectus, by writing or telephoning us at the following:

The Macerich Company

401 Wilshire Boulevard, Suite 700

Santa Monica, CA 90401-1452

Attention: Corporate Secretary

(310) 394-6000

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference, and any prospectus supplement will contain or incorporate by reference, statements that constitute forward-looking statements within the meaning of the federal securities laws. Any statements that do not relate to historical or current facts or matters are forward-looking statements. You can identify some of the forward-looking statements by the use of forward-looking words, such as “may,” “will,” “could,” “should,” “expects,” “anticipates,” “intends,” “projects,” “predicts,” “plans,” “believes,” “seeks,” “estimates,” “scheduled” and variations of these words and similar expressions. Statements concerning current conditions may also be forward-looking if they imply a continuation of current conditions. Forward-looking statements include statements regarding, among other matters:

•	expectations regarding our growth;

•	our beliefs regarding our acquisition, redevelopment, development, leasing and operational activities and opportunities, including the performance and financial stability of our retailers;

•	our acquisition, disposition and other strategies;

•	regulatory matters pertaining to compliance with governmental regulations;

•	our capital expenditure plans and expectations for obtaining capital for expenditures;

•	our expectations regarding income tax benefits;

•	our expectations regarding our financial condition or results of operations; and

•	our expectations for refinancing our indebtedness, entering into and servicing debt obligations and entering into joint venture arrangements.

We caution you that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause our actual results, performance or achievements, or those of the industry, to differ materially from our future results, performance or achievements, or those of the industry, expressed or implied in such forward-looking statements. Such factors include, among others, general industry, as well as global, national, regional and local economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of current and prospective tenants, anchor or tenant bankruptcies, closures, mergers or consolidations, lease rates, terms and payments, rising interest rates and inflation and its impact on the financial condition and results of operation of us and our tenants, availability, terms and cost of financing and operating expenses; adverse changes in the real estate markets including, among other things, competition from other companies, retail formats and technology, risks of real estate development and redevelopment (including rising inflation, supply chain disruptions and construction delays), acquisitions and dispositions; adverse impacts from COVID-19 or any future pandemic, epidemic or outbreak of any other highly infectious disease on the U.S., regional and global economies and the financial condition and on our results of operations and the results of operations of our tenants; the liquidity of real estate investments, governmental actions and initiatives (including legislative and regulatory changes); environmental and safety requirements; and terrorist activities or other acts of violence which could adversely affect all of the above factors. We urge you to carefully review the disclosures we make concerning these risks and other factors that may affect our business and operating results, under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and in any prospectus supplement, which disclosures are incorporated herein by reference. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus, any prospectus supplement or any other document incorporated by reference into this prospectus or any prospectus supplement. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this prospectus or any prospectus supplement or to reflect the occurrence of unanticipated events, unless required by law to do so.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider any risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference in this prospectus, including our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and the applicable prospectus supplement, as well as other information we include or incorporate by reference in this prospectus and in the applicable prospectus supplement. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

THE MACERICH COMPANY

We are involved in the acquisition, ownership, development, redevelopment, management and leasing of regional and community/power shopping centers located throughout the United States. We are the sole general partner of, and own a majority of the ownership interests in, The Macerich Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”). As of June 30, 2023, the Operating Partnership owned or had an ownership interest in 44 regional town centers (including office, hotel and residential space adjacent to these shopping centers), four community/power shopping centers, one office property and one redevelopment property. These 50 regional town centers, community/power shopping centers, office and redevelopment properties consist of approximately 47 million square feet of gross leasable area (“GLA”) and are referred to herein as the “Centers”.

We are a self-administered and self-managed real estate investment trust (“REIT”) and we conduct all of our operations through the Operating Partnership and our management companies, Macerich Property Management Company, LLC, a single member Delaware limited liability company, Macerich Management Company, a California corporation, Macerich Arizona Partners LLC, a single member Arizona limited liability company, Macerich Arizona Management LLC, a single member Delaware limited liability company, Macerich Partners of Colorado LLC, a single member Colorado limited liability company, MACW Mall Management, Inc., a New York corporation, and MACW Property Management, LLC, a single member New York limited liability company. We own all seven of the management companies.

We were organized as a Maryland corporation in September 1993. Our principal executive offices are located at 401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401. Our telephone number is (310) 394-6000. Our website address is www.macerich.com. The information on our website does not constitute part of this prospectus or any prospectus supplement.

USE OF PROCEEDS

When we offer particular securities, we will describe in a prospectus supplement relating to the securities offered how we intend to use the proceeds from their sale. We may invest funds not required immediately for such purposes in short-term investment grade securities. We will not receive any proceeds from the sale of securities by selling securityholders.

DESCRIPTION OF OUR CAPITAL STOCK

The following is a summary description of the material terms of our capital stock. Provisions of our Articles of Amendment and Restatement, as further amended, corrected and supplemented (our “Charter”), and our Amended and Restated Bylaws (our “Bylaws”) fix or may affect some of the terms of our capital stock. For a complete description of the terms of all of our capital stock, including our common stock, we refer you to the Maryland General Corporation Law (the “MGCL”), our Charter and our Bylaws. Our Charter and our Bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Capitalization

Our Charter authorizes us to issue up to 575,000,000 shares of capital stock, consisting of 500,000,000 shares of common stock, $0.01 par value per share, 15,000,000 shares of preferred stock, $0.01 par value per share, and 60,000,000 shares of excess stock, $0.01 par value per share (“excess stock”). As of June 30, 2023, we had

•	215,545,896 shares of common stock (including 289,971 shares of unvested restricted common stock) issued and outstanding; and

•	1,961,345 shares of Series D Cumulative Convertible Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”), authorized, none of which are outstanding.

In addition, as of June 30, 2023, 26,371 shares of our common stock were reserved for issuance upon exercise of outstanding employee stock options and employee stock appreciation rights, 294,858 shares of our common stock were reserved for issuance upon the payment of stock units issued under our Eligible Directors’ Deferred Compensation/Phantom Stock Plan and 2003 Equity Incentive Plan, each as amended and restated, 12,756,129 shares of our common stock were reserved for issuance upon redemption of outstanding limited partnership units and long-term incentive plan units (including 3,771,847 of unvested long-term incentive plan units) of the Operating Partnership, and 100,777 shares of our common stock were reserved for issuance upon redemption of outstanding limited partnership units of MACWH, LP.

Shares of Series D Preferred Stock, if issued, could be converted into shares of our common stock based on a formula set forth in the applicable Articles Supplementary. Rights of holders of Series D Preferred Stock include dividend and liquidation preferences over the holders of shares of our common stock and voting rights in some circumstances.

Our Charter and the MGCL permit our board of directors, or any duly authorized committee thereof, to classify and reclassify any unissued shares of our capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms and conditions of redemption of the classified or reclassified shares of our capital stock. The terms of any stock classified or reclassified by our board of directors or a duly authorized committee thereof in accordance with our Charter will be set forth in articles supplementary filed with the State Department of Assessments and Taxation of Maryland prior to the issuance of any classified or reclassified stock.

Restrictions on Transfer and Ownership

For us to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), both of the following conditions relating to ownership of shares must be satisfied:

•

not more than 50% in value of our outstanding stock (after taking into account options to acquire stock) may be owned, directly or indirectly (after application of certain attribution rules), by five or fewer “individuals” (as defined under the Code to include some entities that would not ordinarily be considered “individuals”) during the last half of a taxable year; and

•	shares of our capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

See “Material United States Federal Income Tax Considerations—Classification and Taxation of The Macerich Company as a REIT.”

Our Charter Restricts the Ownership and Transfer of Shares of Our Capital Stock

Subject to exceptions specified in our Charter, no stockholder may own, or be deemed to own by virtue of the attribution provisions of the Code, in excess of the lesser of 5% in value or in number of shares of our outstanding capital stock. The attribution provisions are complex and may cause stock owned directly or indirectly by a group of related individuals or entities to be deemed to be owned by one individual or entity. As a result, the acquisition of less than 5% in value or in number of shares of stock (or the acquisition of an interest in an entity which owns stock) by an individual or entity could cause that individual or entity (or another individual or entity) to be deemed to own in excess of 5% in value or in number of shares of our outstanding capital stock, and thus subject that stock to the ownership limit. Our board of directors, in its sole discretion (subject to certain limitations), may waive the ownership limit with respect to our stockholders, but is under no obligation to do so. As a condition of a waiver of the ownership limit, our board of directors may require opinions of counsel satisfactory to it or other conditions as it may direct, including an agreement from the applicant that the applicant will not act to threaten our REIT status. Our Charter excludes from the ownership limit some persons and their respective families and affiliates, but provides that no excluded participant may own (directly or indirectly) more than the excluded participant’s percentage limitation, as described below under “—Issuance of Excess Stock.”

Our Charter provides that any purported transfer or issuance of shares, or other event, will be null and void if it results in a “prohibited event.” The intended transferee or purported owner in a transaction that results in a prohibited event will not acquire, and will retain no rights to, or economic interest in, those shares of stock. See “—Issuance of Excess Stock” below.

Issuance of Excess Stock

Our Charter provides that in the case of a prohibited event, the relevant shares of stock will automatically be exchanged for shares of excess stock, to the extent necessary to ensure that the purported transfer or other event does not result in a prohibited event. A “prohibited event” is a purported transfer of stock or other event that will, if effective, result in any of the following:

•

a person owning (directly or indirectly) shares of our stock in excess of the ownership limit as determined in accordance with our Charter or owning (directly or indirectly) more than a specified percentage of our common stock as determined in accordance with our Charter (that person’s “percentage limitation”);

•	shares of our common stock and preferred stock being owned by fewer than 100 persons (determined without reference to any rules of attribution);

•

our becoming “closely held” under Section 856(h) of the Code (determined without regard to Code Section 856(h)(2) and by deleting the words “the last half of” in the first sentence of Code Section 542(a)(2) in applying Code Section 856(h)); or

•	our disqualification as a REIT.

Outstanding shares of excess stock will be held in trust. The trustee of the trust will be appointed by us and will be independent of us, any purported record or beneficial transferee and any beneficiary of such trust (the “beneficiary”). The beneficiary will be one or more charitable organizations selected by the trustee.

Our Charter further provides that shares of excess stock are entitled to the same dividends as the shares of stock exchanged for excess stock (the “original shares”). The trustee, as record holder of the excess stock, is entitled to receive all dividends and distributions in respect of the excess stock as may be authorized by our board of directors and declared by us and will hold the dividends or distributions in trust for the benefit of the beneficiary. The trustee is also entitled to cast all votes that holders of the excess stock are entitled to cast. Shares of excess stock in the hands of the trustee will have the same voting rights as original shares. Upon our liquidation, dissolution or winding up, each share of excess stock will be entitled to receive ratably with each other share of stock of the same class or series as the original shares, the assets distributed to the holders of the class or series of stock. The trustee will distribute to the purported transferee the amounts received upon our liquidation, dissolution or winding up, but only up to the amount paid by the purported transferee, or the market price for the original shares on the date of the purported transfer, if no consideration was paid by the transferee, and subject to additional limitations and offsets set forth in our Charter.

If, after the purported transfer or other event resulting in an exchange of stock for shares of excess stock, dividends or distributions are paid with respect to the original shares, then the dividends or distributions will be paid to the trustee for the benefit of the beneficiary. While shares of excess stock are held in trust, excess stock may be transferred by the trustee only to a person whose ownership of the original shares will not result in a prohibited event. At the time of any permitted transfer, the shares of excess stock will be automatically exchanged for the same number of shares of the same type and class as the original shares. Our Charter contains provisions that prohibit the purported transferee of shares of excess stock from receiving in return for the transfer an amount that reflects any appreciation in the original shares during the period that the shares of excess stock were outstanding. Our Charter requires any amount received by a purported transferee, in excess of the amount permitted to be received, to be paid to the beneficiary.

Our Charter further provides that we may purchase, for a period of 90 days during the time the shares of excess stock are held in trust, all or any portion of the excess stock at the lesser of the price paid for the stock by the purported transferee (or if no consideration was paid, the market price at the time of such transaction) or the market price of the relevant shares on the date we, or our designee, accept the offer to purchase the shares of excess stock. The 90-day period begins on the later of the date of the prohibited transfer if the purported transferee gives notice to us of the transfer or, if no notice is given, the date our board of directors determines in good faith that a prohibited transfer has occurred.

These provisions contained in our Charter will not be automatically removed even if the REIT provisions of the Code are changed so as to no longer contain any ownership concentration limitation or if the ownership concentration limitation is increased. Amendments to our Charter generally require the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter. In addition to preserving our status as a REIT, the ownership limit may have the effect of precluding an acquisition of control of us without the approval of our board of directors.

Any certificates representing shares of our common stock and our preferred stock bear, or will bear, a legend referring to the restrictions described above.

All persons who own, directly or by virtue of the attribution provisions of the Code, more than 5% of our outstanding stock must file an affidavit with us containing the information specified in our Charter within 30 days after January 1 of each year. In addition, these and other significant stockholders are required, upon demand, to disclose to us in writing the information with respect to their direct, indirect and constructive ownership of shares of our capital stock that our board of directors deems necessary to comply with the provisions of the Code applicable to a REIT.

Selected Provisions of Maryland Law and of Our Charter and Bylaws

In addition to the ownership limit, certain provisions of our Charter, Bylaws and the MGCL may delay, defer or prevent a change of control or other transaction in which holders of some, or a majority, of shares of our common stock might receive a premium for their shares over the then prevailing market price of those shares or which such holders might believe to be otherwise in their best interests. The following paragraphs summarize a number of these provisions, as well as selected provisions of the MGCL.

Advance Notice of Director Nominations and New Business; Procedures for Special Meetings Requested by Stockholders

Our Charter and Bylaws provide that for any stockholder proposal to be presented in connection with an annual meeting or special meeting of our stockholders, including a proposal to nominate a director, the stockholder must have given timely written notice of the proposal to our secretary. The Bylaws provide that nominations to our board of directors and the proposal of other business to be considered by stockholders at an annual meeting of stockholders may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of directors;

•

by any stockholder who is a stockholder of record at the record date set by our board of directors for the purpose of determining stockholders entitled to vote at the annual meeting, at the time such stockholder gives the notice required by our Bylaws and at the time of the annual meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated or on the proposal of other business, as the case may be, and who has complied with the advance notice procedures and other applicable requirements, including minimum and maximum time periods, set forth in our Charter and Bylaws; or

•

pursuant to the proxy access provisions of our Bylaws, which allow an eligible stockholder or a qualifying group of up to 20 stockholders, owning at least 3% of our outstanding shares of common stock continuously for at least three years, to nominate up to the greater of two directors or the largest whole number that does not exceed 20% of the number of directors then serving on our board of directors for inclusion in our proxy materials, subject to complying with the requirements contained in our Bylaws.

Our Bylaws also provide that only the business specified in our notice of meeting may be brought before a special meeting of stockholders. Nominations of persons for election to our board of directors at a special meeting of stockholders at which directors are to be elected may be made only:

•	by or at the direction of our board of directors;

•

by a stockholder who has requested that a special meeting be called for the purpose of electing directors in compliance with our Bylaws and who has supplied the information required by our Bylaws about each individual whom the stockholder proposes to nominate for election as a director; or

•

provided that the special meeting has been called in accordance with our Bylaws for the purpose of electing directors, by any stockholder who is a stockholder of record at the record date set by our board of directors for the purpose of determining stockholders entitled to vote at the special meeting, at the time such stockholder gives the notice required by our Bylaws and at the time of the special meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice procedures and other applicable requirements, including minimum and maximum time periods, set forth in our Bylaws.

Our Bylaws also contain special procedures applicable to a special meeting of stockholders that is called by the secretary to act on any matter that may properly be considered at a meeting of stockholders at the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at the meeting.

Exemptions for Our Original Founders from the Maryland Business Combination Act

Under the MGCL, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or

•

an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by two super-majority stockholder votes, unless, among other conditions, the holders of the corporation’s common stock receive a minimum price, as defined by the MGCL, for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. None of these provisions of the MGCL will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation before the time that the interested stockholder becomes an interested stockholder. Furthermore, a person is not an interested stockholder if the transaction by which he or she would otherwise have become an interested stockholder is approved in advance by the board of directors.

As permitted by the MGCL, our Charter exempts from these provisions any business combination between us and our original founders and their respective affiliates or related persons. As a result, these persons may be able to enter into business combinations with us that may not be in the best interest of our stockholders without compliance with the super-majority vote requirements and the other provisions of the statute.

Non-Stockholder Constituencies

Under our Charter, for the purpose of determining our and our stockholders’ best interests with respect to a proposed business combination or other transaction involving a change of control of us, our board of directors must give due consideration to all relevant factors, including, without limitation, the interests of our employees, the economy, community and societal interests and our and our stockholders’ long-term as well as short-term interests, including the possibility that these interests may be best served by our continued independence.

Other Provisions of Our Charter

Our Charter authorizes our board of directors to classify and reclassify unissued shares of our stock and issue one or more classes or series of common stock or preferred stock and authorizes the creation and issuance of rights entitling holders thereof to purchase from us shares of stock or other securities or property.

Control Share Acquisitions

The MGCL provides that the acquirer of certain levels of voting power in electing directors of a Maryland corporation (one-tenth or more, but less than one-third, one-third or more but less than a majority, and a majority or more) is not entitled to vote the shares in excess of the applicable threshold unless voting rights for the shares are approved at a meeting by holders of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror or by an officer or director of the corporation who is an employee of the corporation, or unless the acquisition of the shares has been specifically or generally approved or exempted from the statute by a provision in the corporation’s charter or bylaws adopted before the acquisition of the shares. Our Charter exempts from these provisions voting rights of shares owned or acquired by our original founders and their respective affiliates and related persons. Our Bylaws also contain a provision exempting from this statute any acquisition by any person of shares of our stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future.

Subtitle 8

Our board of directors has approved a resolution prohibiting us from unilaterally electing to be subject to the provisions of Sections 3-803, 3-804 and 3-805 of Subtitle 8 of Title 3 of the MGCL (“Subtitle 8”). Subtitle 8 permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect, without any stockholder vote or other action and notwithstanding any contrary provision in its charter or bylaws, to be subject to any or all of the following five provisions:

•	Section 3-803 – requiring classification of the board of directors into three classes;

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Section 3-804(a)—requiring that stockholders may remove any director by the affirmative vote of at least two-thirds of all the votes entitled to be cast by the stockholders generally in the election of directors;

•	Section 3-804(b)—requiring that the number of directors be fixed only by vote of the board of directors;

•

Section 3-804(c)—requiring that any vacancy on the board of directors be filled only by the affirmative vote of a majority of the remaining directors in office for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies; and

•

Section 3-805—requiring that a special meeting of stockholders may be called only upon the written request of stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting.

Following our board of director’s resolution, we supplemented our Charter to provide that we are prohibited from electing to be subject to any of the foregoing provisions, and such prohibition may not be repealed unless a proposal to repeal such prohibition with respect to any such section is approved by the affirmative vote of a majority of the votes cast on the matter by stockholders entitled to vote generally in the election of directors.

Amendment to Our Charter and Bylaws

Except for those amendments permitted to be made without stockholder approval under the MGCL or by specific provision in our Charter, amendments to our Charter must be declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter. Any amendment to our Charter related to the (i) removal of directors, (ii) vote required to approve any extraordinary transaction (i.e., merger, statutory share exchange, consolidation, conversion and sale of all or substantially all of our assets or any other transaction (other than dissolution) that requires stockholder approval under Maryland law by a vote of at least two-thirds of all the votes entitled to be cast on the matter) or (iii) amendment provision in our Charter relating to these matters requires the affirmative vote of stockholders entitled to cast two-thirds of all the votes entitled to be cast on the matter.

Our Bylaws provide that, with the exception of provisions in our Bylaws relating to (i) the indemnification of our present and former directors and officers and (ii) the amendment of our Bylaws, which provisions may not be amended without the approval of our board of directors, our Bylaws may be altered or repealed or new bylaw provisions may be adopted, in each case to the extent permitted by, and consistent with, our Charter, our Bylaws and applicable law, by the affirmative vote of a majority of all the votes entitled to be cast on the matter pursuant to a proposal submitted for approval at a duly called annual meeting or special meeting of stockholders. Our board of directors may also adopt, alter or repeal any provision of our Bylaws or make new Bylaws.

Our Board of Directors; Election; Removal

Our board of directors currently consists of ten directors. Our Charter provides that the number of directors on our board of directors is fixed pursuant to our Bylaws, but may not be fewer than the minimum required by the MGCL, which is one. Our Bylaws provide that our board of directors must consist of not less than one and not more than twelve directors.

Our Charter and Bylaws provide that directors are required to be elected by the affirmative vote of a majority of all the votes cast on the matter at a meeting at which a quorum is present.

Subject to the rights of holders of any series of preferred stock, our Charter and Bylaws provide that a director may be removed only for cause and then only by the affirmative vote of the holders of shares of stock entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors.

Our Dissolution

Our dissolution must be approved by our board of directors and by the affirmative vote of not less than a majority of all of the votes entitled to be cast on the matter.

Supermajority Vote for Extraordinary Corporate Actions

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert into another entity, sell all or substantially all of its assets, or engage in a statutory share exchange or in a similar extraordinary corporate action unless approved by the corporation’s board of directors and the affirmative vote of holders of at least two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Except for Article Seventh and Article Ninth of our Charter, which provide that amendments to our Charter (except for certain instances) and dissolution must be approved by the vote of holders of a majority of our outstanding shares of common stock entitled to vote on the matter, our Charter does not provide for a lesser percentage in these situations.

Exclusive Forum

Our Bylaws provide that, unless our board of directors agrees otherwise, (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of any duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim against us or any of our directors, officers or other employees pursuant to the MGCL, or our Charter or Bylaws and (iv) claims governed by the internal affairs doctrine must be brought in the Circuit Court for Baltimore City, Maryland (or if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division).

DESCRIPTION OF OUR COMMON STOCK

Subject to the provisions of our Charter regarding excess stock (as described above), each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as may be provided with respect to any other class or series of our stock, the holders of shares of our common stock possess the exclusive voting power. Subject to the provisions of our Charter regarding excess stock and the rights of any holders of preferred stock, holders of our common stock are entitled to receive the dividends authorized by our board of directors and declared by us out of funds legally available for this purpose. Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of any outstanding shares of any other class or series of stock having liquidation preferences, if any, the assets legally available for distribution to holders of our common stock will be distributed ratably among the holders of our common stock. Holders of our common stock have no preemptive or other subscription or conversion rights. See “Description of Our Capital Stock—Selected Provisions of Maryland Law and of Our Charter and Bylaws.” Our common stock is not subject to assessment.

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Under the MGCL and our Bylaws, stockholders are entitled to receive prior notice of our annual and special meetings of stockholders. Notice is given to a stockholder when it is personally delivered to him or her, left at his or her residence or usual place of business, mailed to him or her at his or her address as it appears on our records or transmitted to him or her by electronic mail or other electronic means or by any other means permitted by Maryland law.

DESCRIPTION OF OUR PREFERRED STOCK

Under our Charter, we may issue shares of preferred stock from time to time, in one or more series as authorized by our board of directors. Prior to issuance of shares of each class or series, our board of directors is required by the MGCL to adopt resolutions and file Articles Supplementary with the State Department of Assessments and Taxation of Maryland, fixing for each class or series the designations, powers, preferences, conversion and other rights, voting powers, qualifications, limitations as to dividends, restrictions and terms and conditions of redemption. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a change of control or other transaction in which holders of some, or a majority, of the shares of our common stock might receive a premium for their shares over the then prevailing market price of those shares or which such holders might believe to be otherwise in their best interests. The preferred stock will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights. The terms of any preferred stock we offer under a prospectus supplement may differ from the terms we describe below.

The prospectus supplement relating to the class or series of preferred stock offered by that supplement will describe the specific terms of those securities, including:

•	the title and stated value of that preferred stock;

•	the number of shares of that preferred stock offered, the liquidation preference per share and the offering price of that preferred stock;

•	the dividend rates, periods and/or payment dates or methods of calculation thereof applicable to that preferred stock;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends on that preferred stock will accumulate;

•	the voting rights applicable to that preferred stock;

•	the procedures for any auction and remarketing, if any, for that preferred stock;

•	the provisions for a sinking fund, if any, for that preferred stock;

•	the provisions for redemption, if applicable, of that preferred stock;

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any listing of that preferred stock on any securities exchange; the terms and conditions, if applicable, upon which that preferred stock will be convertible into shares of common stock, including the conversion price (or manner of calculation of the conversion price) and conversion period;

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a discussion of any material or special U.S. federal income tax considerations applicable to that preferred stock; any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with that class or series of preferred stock as to dividend rights and rights upon our liquidation, dissolution or winding up;

•

in addition to those limitations described elsewhere in this prospectus and any prospectus supplement, any other limitations on actual and constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT; and

•	any other specific terms, preferences, rights, limitations or restrictions of that preferred stock.

Rank

Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank:

•	senior to all classes or series of common stock and to all equity securities issued by us the terms of which expressly provide that those equity securities rank junior to the preferred stock;

•	on a parity with all equity securities issued by us the terms of which so provide or which do not expressly provide that those equity securities rank junior or senior to the preferred stock; and

•	junior to all equity securities issued by us the terms of which expressly provide that those equity securities rank senior to the preferred stock.

The term “equity securities” does not include convertible debt securities.

Dividends

Holders of shares of our preferred stock will be entitled to receive, when, as and if authorized by our board of directors and declared by us, out of our assets legally available for payment, cash dividends at rates and on dates as will be set forth in the applicable prospectus supplement. Each dividend will be payable to holders of record as they appear on our stock transfer books on the record dates as may be fixed by our board of directors.

Dividends on any series or class of our preferred stock may be cumulative or noncumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to authorize a dividend payable on a dividend payment date on any series or class of preferred stock for which dividends are noncumulative, then the holders of that series or class of preferred stock will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on such series or class are declared or paid for any future period.

Except as provided in the following paragraph, unless full cumulative dividends on the preferred stock of that series or class have been or contemporaneously are authorized and paid or authorized and a sum sufficient for that payment is set apart for payment for all past dividend periods, no dividends (other than in the common stock or other stock of ours ranking junior to the preferred stock of that series or class as to dividends and upon liquidation) may be authorized or paid or set aside for payment nor may any other distribution be authorized or made on the common stock or any other stock of ours ranking junior to or on a parity with the preferred stock of that series or class as to dividends or upon liquidation. In addition, common stock or any other stock of ours ranking junior to or on a parity with the preferred stock of that series or class as to dividends or upon liquidation may not be redeemed, purchased or otherwise acquired for any consideration (or any amounts be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by us (except by conversion into or exchange for other stock of ours ranking junior to the preferred stock of that series or class as to dividends and upon liquidation).

When dividends for all past dividend periods are not paid in full (or a sum sufficient for the full payment is not set apart) upon the shares of preferred stock of any series or class and the shares of any other series or class of preferred stock ranking on a parity as to dividends with the preferred stock of that series or class, then all dividends authorized on shares of preferred stock of that series or class and any other series or class of preferred stock ranking on a parity as to dividends with that series or class of preferred stock will be authorized pro rata, so that the amount of dividends authorized per share on the preferred stock of that series or class and such other series or class of preferred stock will in all cases bear to each other the same ratio that accrued dividends per share on the shares of preferred stock of that series or class (which will not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have a cumulative dividend) and that other series or class of preferred stock bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on preferred stock of that series or class that may be in arrears.

Any dividend payment made on shares of a series or class of preferred stock will first be credited against the earliest accrued but unpaid dividend due with respect to shares of that series or class that remains payable.

In determining whether a distribution by dividend, redemption or other acquisition of stock or otherwise is permitted under the MGCL, amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the distribution will not be added to our total liabilities.

Redemption

If the applicable prospectus supplement so states, the shares of preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case on the terms, at the times and at the redemption prices set forth in that prospectus supplement.

The prospectus supplement relating to a series or class of preferred stock that is subject to mandatory redemption will specify the number of shares of that preferred stock that are to or may be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accumulated and unpaid dividends on that preferred stock (which will not, if that preferred stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series or class is payable only from the net proceeds of the issuance of our stock, the terms of that preferred stock may provide that, if no such stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, that preferred stock will automatically and mandatorily be converted into shares of our applicable stock pursuant to conversion provisions specified in the applicable prospectus supplement.

Notwithstanding the foregoing, unless full cumulative dividends on all outstanding shares of that series or class of preferred stock have been or contemporaneously are authorized and paid or authorized and a sum sufficient for that payment is set apart for payment for all past dividend periods, we may not redeem any shares of that series or class of preferred stock unless all outstanding shares of preferred stock of that series or class are simultaneously redeemed and may not purchase or otherwise acquire directly or indirectly any shares of preferred stock of that series or class (except by conversion into or exchange for our stock ranking junior to the preferred stock of that series or class as to dividends and upon liquidation). However, this will not prevent the purchase or acquisition of shares of preferred stock of that series or class to preserve our REIT status or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of that series or class.

If fewer than all of the outstanding shares of preferred stock of any series or class are to be redeemed, the number of shares to be redeemed will be determined by us, and those shares may be redeemed pro rata from the holders of record of those shares in proportion to the number of those shares held by those holders (with adjustments to avoid redemption of fractional shares) or any other equitable method determined by us.

Each notice of redemption will state:

•	the redemption date;

•	the number of shares and series of the preferred stock to be redeemed;

•	the redemption price;

•	the place or places where certificates for the preferred stock are to be surrendered for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accrue on the redemption date; and

•	the date upon which the holder’s conversion rights, if any, as to the shares will terminate.

If fewer than all the shares of preferred stock of any series are to be redeemed, the notice mailed to each holder will also specify the number of shares of preferred stock to be redeemed from each holder. If notice of redemption of any shares of preferred stock has been given, and if the funds necessary for that redemption have been irrevocably set apart by us in trust for the benefit of the holders of any shares of preferred stock so called for redemption, then from and after the redemption date, dividends will cease to accrue on those shares of preferred stock, those shares of preferred stock will no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price.

Liquidation Preference

Upon our voluntary or involuntary liquidation, dissolution or winding up, then, before we will make any distribution or payment to the holders of common stock or any other series or class of stock ranking junior to any series or class of the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up, the holders of that series or class of preferred stock will be entitled to receive, after payment or provision for payment of our debts and other liabilities and amounts due to stockholders whose preferential rights are senior to those of that series or class of preferred stock, out of our assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid on the preferred stock (which will not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of our remaining assets.

If, upon any voluntary or involuntary liquidation, dissolution or winding up, our legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of any series or class of preferred stock and the corresponding amounts payable on all shares of other classes or series of our stock ranking on a parity with that series or class of preferred stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of that series or class of preferred stock and all other such classes or series of stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions have been made in full to all holders of any series or class of preferred stock, we will distribute our remaining assets among the holders of any other classes or series of stock ranking junior to that series or class of preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For these purposes, none of the following will be deemed to constitute a liquidation, dissolution or winding up of our affairs: (i) a consolidation, merger or other business combination of our Company with one or more corporations, REITs or other entities, (ii) our dissolution, liquidation, winding up, or reorganization immediately followed by incorporation of another entity to which such assets are distributed, (iii) a sale, lease, conveyance or other disposition of all or substantially all of our assets, properties or business to another entity or (iv) a statutory share exchange by us.

Voting Rights

Holders of preferred stock will not have any voting rights, except as set forth below or as indicated in the applicable prospectus supplement.

Unless provided otherwise for any series or class of preferred stock, so long as any shares of preferred stock of a series or class remain outstanding, we will not:

•

without the affirmative vote or consent of the holders of at least a majority of the shares outstanding at that time of that series or class of preferred stock (voting as a single class with all other series or classes of preferred stock upon which like voting rights have been conferred and are exercisable), given in person or by proxy, either in writing or at a meeting, authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking senior to that series or class of preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized stock into any of those shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any of those shares; or

•

without the affirmative vote or consent of the holders of at least a majority of the shares outstanding at that time of that series or class of preferred stock (voting as a single class with any other series or classes of preferred stock upon which like voting rights have been conferred and are exercisable), given in person or by proxy, either in writing or at a meeting, amend, alter or repeal the provisions of our Charter or articles supplementary for such series or class of preferred stock so as to materially and adversely alter or change the rights, preferences or privileges of that series or class of preferred stock.

However, no such vote or consent is required in connection with (i) any increase in the total number of our authorized shares; (ii) the authorization or increase of any class or series of shares of stock ranking, as to distribution rights and liquidation preference, on a parity with or junior to that series or class of preferred stock; (iii) any merger or consolidation in which we are the surviving entity if, immediately after the merger or consolidation, there are outstanding no shares of stock and no securities convertible into shares of stock ranking as to distribution rights or liquidation preference senior to that series or class of preferred stock other than our securities outstanding prior to such merger or consolidation; (iv) any merger or consolidation in which we are not the surviving entity if, as result of the merger or consolidation, the holders of that series or class of preferred stock receive shares of stock or other equity securities with preferences, rights and privileges substantially identical with the preferences, rights and privileges of that series or class of preferred stock and there are outstanding no shares of stock or stock or other equity securities of the surviving entity ranking as to distribution rights or liquidation preference senior to that series or class of preferred stock other than our securities outstanding prior to such merger or consolidation; or (v) our dissolution, liquidation or winding up.

These voting provisions will not apply if, at or prior to the time when the act with respect to which that vote would otherwise be required will be effected, all outstanding shares of that series or class of preferred stock have been redeemed or called for redemption upon proper notice and (i) sufficient funds have been deposited in trust to effect that redemption or (ii) in a case involving an issuance of stock ranking senior to such series or class of preferred stock, the redemption price (other than any portion thereof consisting of accrued and unpaid dividends) is to be paid solely from the proceeds of such issuance.

Conversion Rights

The terms and conditions, if any, upon which shares of any series or class of preferred stock are convertible into shares of common stock will be set forth in the applicable prospectus supplement. The terms will include:

•	the number of shares of common stock into which the preferred stock is convertible;

•	the conversion price (or manner of calculation of the conversion price);

•	the conversion period;

•	provisions as to whether conversion will be at our option or the option of the holders of the preferred stock;

•	the events requiring an adjustment of the conversion price; and

•	provisions affecting conversion in the event of the redemption of the preferred stock.

Transfer Agent

The transfer agent and registrar for any series or class of preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

General

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of depositary shares that we may offer under this prospectus. While the terms we have summarized below will generally apply to any depositary shares we may offer under this prospectus, we will describe the particular terms of any depositary shares that we may offer in more detail in the applicable prospectus supplement. The terms of any depositary shares we offer under a prospectus supplement may differ from the terms we describe below.

We may issue receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. The shares of preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named in the deposit agreement, and the holders of the depositary receipts. Immediately following our issuance and delivery of the preferred stock to the depositary, we will cause the depositary to issue, on our behalf, the depositary receipts. Subject to the terms of the applicable depositary agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of preferred stock represented by the depositary shares evidenced by the depositary receipts, to all the rights and preferences of preferred stock represented by the depositary shares, including dividend, voting, conversion, redemption and liquidation rights, in each case as designated by our board of directors and described in the applicable prospectus supplement.

The following summary of material provisions of depositary shares we may issue does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the deposit agreement and the depositary receipts applicable to the particular depositary shares. We urge you to read the applicable prospectus supplements related to the depositary shares that we sell under this prospectus, as well as the complete deposit agreement and depositary receipts that contain the terms of the depositary shares.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received with respect to the shares of the applicable series of the preferred stock proportionately to the record holders of the depositary receipts entitled to receive the distribution. Such distributions are subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.

In the event of a non-cash distribution, the depositary will distribute property it receives to the record holders of depositary receipts entitled to the property unless the depositary determines that it cannot be made proportionately or it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds of such sale to holders of the depository receipts entitled to receive the distribution. Such distributions by the depositary are subject to certain obligations of holders to file proofs, certificates, and other information and to pay certain charges and expenses to the depositary.

Withdrawal of Shares

Unless the related depositary shares have been called previously for redemption, upon surrender of the depositary receipts at the corporate trust office of the depositary, the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional shares of preferred stock and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related preferred stock on the basis of the proportion of preferred stock represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred stock will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption

Whenever we redeem preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the preferred stock so redeemed, provided we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. With respect to noncumulative preferred stock, dividends will be paid for the current dividend period only. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable with respect to the preferred stock. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata or by any other equitable method determined by us.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares called for redemption will cease. However, the holders will have the right to receive any moneys payable upon redemption and any money or other property that the holders of such depositary receipts were entitled to at the time of redemption when they surrender their depositary receipts to the depositary.

Voting Rights

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in such notice to the record holders of the depositary receipts related to such preferred stock. Each record holder of depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights of the preferred stock related to such holder’s depositary receipts. The record date for depositary receipts will be the same date as the record date for preferred stock. The depositary will vote the preferred stock related to such depositary receipts in accordance with such instructions, and we will agree to take all reasonable action that the depositary deems necessary to enable it to vote the preferred stock. The depositary will abstain from voting the preferred stock represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts.

Liquidation Preference

In the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, each holder of a depositary receipt will be entitled to the fraction of the liquidation preference accorded the preferred stock represented by the depositary share evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Conversion or Exchange of Preferred Stock

The depositary shares, as such, are not convertible into or exchangeable for common stock or any other securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the depositary with written instructions to the depositary to instruct us to cause conversion or exchange of the preferred stock represented by the depositary shares into whole common stock, other preferred stock or other securities or property. Upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion or exchange thereof utilizing the same procedures as those provided for delivery of preferred stock to effect such conversion or exchange. If the depositary shares evidenced by a depositary receipt are to be converted or exchanged in part only, one or more new depositary receipts will be issued for any depositary shares not to be converted or exchanged. No fractional shares will be issued upon conversion or exchange. If conversion or exchange will result in a fractional share being issued, we will pay in cash an amount equal to the value of the fractional interest based upon the closing price of the shares on the last business day prior to the conversion or exchange.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between the depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts will not be effective unless it has been approved by the existing holders of at least a majority of the depositary shares evidenced by outstanding depositary receipts.

We may terminate the deposit agreement if (1) such termination is to preserve our status as a REIT or (2) a majority of each class of preferred stock affected by such termination consents to such termination. Upon termination of the deposit agreement, the depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts. In addition, the deposit agreement will automatically terminate if:

•	all outstanding depositary shares have been redeemed;

•

there has been a final distribution in respect of the related share of preferred stock in connection with any liquidation, dissolution, or winding-up and such distribution has been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock; or

•	the related preferred stock shall have been converted into capital stock that is not represented by depositary shares.

Fees of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the depositary’s fees and expenses for any duties that holders request to be performed which are outside those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its resignation, and we may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary. A successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal.

Restrictions on Ownership

In order to safeguard us against an inadvertent loss of REIT status, the deposit agreement will contain provisions restricting the ownership and transfer of depositary shares. These restrictions will be described in the applicable prospectus supplement.

Miscellaneous

The depositary will forward to holders of depositary receipts any reports and communications from us which it receives with respect to the related shares of preferred stock. Neither we nor the depositary will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. The obligations of the depositary and us under the deposit agreement will be limited to performing their duties thereunder in good faith and without gross negligence or willful misconduct. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares, or preferred stock represented thereby unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred stock represented thereby for deposit, holders of depositary receipts, or other persons believed to be competent to give such information, and on documents believed to be genuine and signed by a proper party.

If the depositary shall receive conflicting claims, requests, or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on such claims, requests, or instructions received from us.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

We will issue any senior notes under the senior indenture which we will enter into with the trustee named in the senior indenture. We will issue any subordinated notes under the subordinated indenture which we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939. We use the term “trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summary of material provisions of the senior notes, the subordinated notes and the indentures is subject to, and is qualified in its entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

The indentures do not limit the aggregate principal amount of debt securities that may be issued thereunder. The debt securities may be issued from time to time in one or more series. We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, which may include some or all of the following:

•	the title;

•	the price or prices (expressed as a percentage of the principal amount thereof) at which the debt securities of a series will be issued;

•	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities, in whole or in part, in global form and, if so, the terms and who the depositary will be;

•	the maturity date(s);

•

the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount; whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•

the interest rate(s), which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether any of our subsidiaries will guarantee the debt securities of a series, including the terms of subordination, if any, of the guarantees;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•

the designation of the currency, currencies or currency units in which payment of the principal of and interest, if any, on the debt securities of a series will be made, and if payments on the debt securities of a series are to be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to the payments will be determined;

•	restrictions on transfer, sale or other assignment, if any;

•

our right, if any, to defer payment of interest and the maximum length of any such deferral period; the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•

the dates, if any, on which and the price or prices at which the debt securities of a series will be repurchased by us at the option of the holders thereof and the terms and provisions of such repurchase obligations;

•

provisions for a sinking fund, purchase or other analogous fund, if any; the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	the procedures for any auction and remarketing, if any; the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than U.S. dollars, the currency in which the series of debt securities will be denominated; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants, including restrictive covenants, provided with respect to the debt securities, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

One or more series of the debt securities may be issued as discounted debt securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Material U.S. federal income tax consequences and other special considerations applicable to any such discounted debt securities will be described in the prospectus supplement relating thereto.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or other securities, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquiror of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible into our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities similar to the debt securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indentures

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 30 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and payable and the time for payment has not been extended or delayed;

•

if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant solely for the benefit of another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series;

•	if specified events of bankruptcy, insolvency or reorganization occur; and

•	any other events of default established with respect to a series of debt securities pursuant to the indentures.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal or, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each series of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

Upon written notice to the trustee, the holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the applicable indenture.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity satisfactory to the trustee. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act of 1939, the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction by the holders and need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee, to institute the proceeding as trustee; and

•

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions, within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with the covenants in the indentures.

Modification of Indentures; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, omission, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “—Consolidation, Merger or Sale”;

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939 or the applicable rules or procedures of the depositary;

•	to add guarantees with respect to any series of debt securities or to secure any series of debt securities;

•	to evidence and provide for the acceptance of appointment by a successor trustee;

•	to provide for uncertificated debt securities;

•

to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities of any unissued series;

•	to add any additional events of default;

•

to provide for the issuance of, and establish the form and terms and conditions of, any series of debt securities as provided in an indenture, to establish the form of any certifications required to be furnished pursuant to an indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•

to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

•

to make any other provisions with respect to matters or questions arising under an indenture, provided that such action shall not adversely affect the interests of holders or any related coupons in any material respect; provided further, that any change to an indenture to conform it to this prospectus or the applicable prospectus supplement shall be deemed not to adversely affect the interests of holders in any material respect.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	changing the stated fixed maturity of, or any payment date of any installment of interest on, the debt securities;

•	reducing the principal amount, reducing the rate of interest on, or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any supplemental indenture.

Defeasance and Discharge

The indentures provide that we may elect, with respect to the debt securities of any series to terminate (and be deemed to have satisfied) any and all obligations in respect of such debt securities (except for certain obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold monies for payment in trust and, if so specified with respect to the debt securities of a certain series, to pay the principal of (and premium, if any) and interest, if any, on such specified debt securities) on the 91st day after the deposit with the trustee, in trust, of money and/or U.S. government obligations which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay any installment of principal (and premium, if any (and interest, if any)), on and any mandatory sinking fund payments in respect of such debt securities on the stated maturity of such payments in accordance with the terms of the indenture and such debt securities.

Such a trust may be established only if, among other things, we have delivered to the trustee an opinion of counsel (who may be counsel to us) to the effect that, based upon applicable U.S. federal income tax law or a ruling published by the U.S. Internal Revenue Service (which opinion must be based on a change in applicable U.S. federal income tax law after the date of the indenture or a ruling published by the U.S. Internal Revenue Service after the date of the indenture), such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to holders of such debt securities. The designation of such provisions, U.S. federal income tax consequences and other considerations applicable thereto will be described in the prospectus supplement relating thereto. If so specified with respect to the debt securities of a series, such a trust may be established only if establishment of the trust would not cause the debt securities of any such series listed on any nationally recognized securities exchange to be de-listed as a result thereof.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of, and any premium and interest on, the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make payments of principal or interest by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate an office or agency of the trustee in the City of New York as our paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of warrants that we may offer under this prospectus. While the terms we have summarized below will generally apply to any warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.

We may issue warrants for the purchase of shares of our common stock, shares of our preferred stock or debt securities. We may issue warrants independently of, or together with, shares of our common stock, shares of our preferred stock or debt securities offered by any prospectus supplement, and we may attach the warrants to, or issue them separately from, shares of common stock, shares of preferred stock or debt securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants. The warrant agent will act solely as our agent in connection with the warrant certificates relating to the warrants and will not assume any obligation or relationship of agency or trust with any holders of warrant certificates or beneficial owners of warrants.

The following summary of material provisions of the warrant agreements and warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the warrant agreement and the warrant certificates applicable to the particular series of warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell under this prospectus, as well as the complete warrant agreement and warrant certificates that contain the terms of the warrants.

General

The applicable prospectus supplement will describe the terms of the warrants, including as applicable:

•	the offering price;

•	the aggregate number or amount of underlying securities purchasable upon exercise of the warrants and the exercise price;

•	the number of warrants being offered;

•	the date, if any, after which the warrants and the underlying securities will be transferable separately;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire (the “Expiration Date”);

•	the number of warrants outstanding, if any;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the warrants;

•	the terms, if any, on which we may accelerate the date by which the warrants must be exercised; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants will be offered and exercisable for U.S. dollars only and will be in registered form only.

Holders of warrants will be able to exchange warrant certificates for new warrant certificates of different denominations, present warrants for registration of transfer, and exercise warrants at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of any warrants, holders of the warrants to purchase shares of common stock or preferred stock will not have any rights of holders of shares of common stock or preferred stock, including the right to receive payments of dividends, if any, or to exercise any applicable right to vote.

Certain Risk Considerations

Any warrants we issue will involve a degree of risk, including risks arising from fluctuations in the price of the underlying shares of common stock, shares of preferred stock or debt securities and general risks applicable to the securities market (or markets) on which the underlying securities trade, as applicable.

Prospective purchasers of the warrants will need to recognize that the warrants may expire worthless and, thus, purchasers should be prepared to sustain a total loss of the purchase price of their warrants. This risk reflects the nature of a warrant as an asset which, other factors held constant, tends to decline in value over time and which may, depending on the price of the underlying securities, become worthless when it expires. The trading price of a warrant at any time is expected to increase if the price of or, if applicable, dividend rate on, the underlying securities increases. Conversely, the trading price of a warrant is expected to decrease as the time remaining to expiration of the warrant decreases and as the price of or, if applicable, dividend rate on, the underlying securities decreases. Assuming all other factors are held constant, the more a warrant is “out-of-the-money” (i.e., the more the exercise price exceeds the price of the underlying securities) and the shorter its remaining term to expiration, the greater the risk that a purchaser of the warrant will lose all or part of his or her investment. If the price of the underlying securities does not rise before the warrant expires to an extent sufficient to cover a purchaser’s cost of the warrant, the purchaser will lose all or part of his or her investment in the warrant upon expiration.

In addition, prospective purchasers of the warrants should be experienced with respect to options and option transactions, should understand the risks associated with options and should reach an investment decision only after careful consideration, with their financial advisors, of the suitability of the warrants in light of their particular financial circumstances and the information discussed in this prospectus and, if applicable, the prospectus supplement. Before purchasing, exercising or selling any warrants, prospective purchasers and holders of warrants should carefully consider, among other things:

•	the trading price of the warrants;

•	the price of the underlying securities at that time;

•	the time remaining to expiration; and

•	any related transaction costs.

Some of the factors referred to above are in turn influenced by various political, economic and other factors that can affect the trading price of the underlying securities and should be carefully considered prior to making any investment decisions.

Purchasers of the warrants should further consider that the initial offering price of the warrants may be in excess of the price that a purchaser of options might pay for a comparable option in a private, less liquid transaction. In addition, it is not possible to predict the price at which the warrants will trade in the secondary market or whether any such market will be liquid. We may, but will not be obligated to, file an application to list any warrants on a U.S. national securities exchange. To the extent that any warrants are exercised, the number of warrants outstanding will decrease, which may result in a lessening of the liquidity of the warrants. Finally, the warrants will constitute our direct, unconditional and unsecured obligations, and as such will be subject to any changes in our perceived creditworthiness.

Exercise of Warrants

Each holder of a warrant will be entitled to purchase that number or amount of underlying securities, at the exercise price, as will in each case be described in the prospectus supplement relating to the offered warrants.

After the close of business on the Expiration Date (which may be extended by us), unexercised warrants will become void.

Holders may exercise warrants by delivering to the warrant agent payment as provided in the applicable prospectus supplement of the amount required to purchase the underlying securities purchasable upon exercise, together with the information set forth on the reverse side of the warrant certificate.

Warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to the receipt within five business days of the warrant certificate evidencing the exercised warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the underlying securities purchasable upon such exercise. If fewer than all of the warrants represented by a warrant certificate are exercised, we will issue a new warrant certificate for the remaining amount of warrants.

Amendments and Supplements to Warrant Agreements

We may amend or supplement the warrant agreement without the consent of the holders of the warrants issued under the agreement to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders.

DESCRIPTION OF RIGHTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of rights that we may offer under this prospectus. While the terms we have summarized below will generally apply to any rights we may offer under this prospectus, we will describe the particular terms of any rights that we may offer in more detail in the applicable prospectus supplement. The terms of any rights we offer under a prospectus supplement may differ from the terms we describe below.

We may issue rights for the purchase of shares of our common stock, shares of our preferred stock or debt securities. Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

The applicable prospectus supplement will describe the terms of any rights we issue, including as applicable:

•	the date for determining the persons entitled to participate in the rights distribution;

•	the aggregate number or amount of underlying securities purchasable upon exercise of the rights and the exercise price;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which the rights may be transferable separately;

•	the date on which the right to exercise the rights commences and the date on which the right expires;

•	the number of rights outstanding, if any;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the rights; and

•	any other terms of the rights, including the terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Rights will be exercisable for U.S. dollars only and will be in registered form only.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of stock purchase contracts that we may offer under this prospectus. While the terms we have summarized below will generally apply to any stock purchase contracts we may offer under this prospectus, we will describe the particular terms of any stock purchase contracts that we may offer in more detail in the applicable prospectus supplement. The terms of any stock purchase contracts we offer under a prospectus supplement may differ from the terms we describe below.

We may issue stock purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified number of shares of common stock, preferred stock or depositary shares at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock, preferred stock or depositary shares. The consideration per share of common stock or preferred stock or per depositary share may be fixed at the time the stock purchase contracts are issued or may be determined by a specific reference to a formula set forth in the stock purchase contracts.

The stock purchase contracts may provide for settlement by delivery by us or on our behalf of shares of the underlying security, or they may provide for settlement by reference or linkage to the value, performance or trading price of the underlying security.

The stock purchase contracts may be issued separately or as part of stock purchase units consisting of a stock purchase contract and debt securities, preferred stock or debt obligations of third parties, including U.S. treasury securities, other stock purchase contracts or common stock, or other securities or property, securing the holders’ obligations to purchase or sell, as the case may be, the common stock, preferred stock, depository shares or other security or property under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security or other property pursuant to the stock purchase contracts.

The securities related to the stock purchase contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of stock purchase contracts to purchase the underlying security or property under the related stock purchase contracts. The rights of holders of stock purchase contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of stock purchase contracts will be permitted to withdraw the pledged securities related to such stock purchase contracts from the pledge arrangement except upon the termination or early settlement of the related stock purchase contracts or in the event other securities, cash or property is made subject to the pledge agreement in lieu of the pledged securities, if permitted by the pledge agreement, or as otherwise provided in the pledge agreement. Subject to such security interest and the terms of the stock purchase contract agreement and the pledge agreement, each holder of a stock purchase contract will retain full beneficial ownership of the related pledged securities.

Except as described in the applicable prospectus supplement, the collateral agent will, upon receipt of distributions on the pledged securities, distribute such payments to us or the stock purchase contract agent, as provided in the pledge agreement. The purchase agent will in turn distribute payments it receives as provided in the stock purchase contract agreement.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of units that we may offer under this prospectus. While the terms we have summarized below will generally apply to any units we may offer under this prospectus, we will describe the particular terms of any units that we may offer in more detail in the applicable prospectus supplement. The terms of any units we offer under a prospectus supplement may differ from the terms we describe below.

We may issue securities in units, each consisting of two or more types of securities. For example, we might issue units consisting of a combination of debt securities and warrants to purchase common stock. If we issue units, the prospectus supplement relating to the units will contain the information described above with regard to each of the securities that is a component of the units. In addition, the prospectus supplement relating to the units will describe the terms of any units we issue, including as applicable:

•	the date, if any, on and after which the units may be transferable separately;

•	whether we will apply to have the units traded on a securities exchange or securities quotation system;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the units; and

•	how, for U.S. federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material United States federal income tax consequences relating to the purchase, ownership and disposition of common stock, preferred stock and debt securities of The Macerich Company, and the qualification and taxation of The Macerich Company as a REIT under the Code.

Because this is a summary that is intended to address only certain material United States federal income tax considerations relating to the ownership and disposition of debt securities, common stock and preferred stock generally applicable to holders, it may not contain all the information that may be important to you. As you review this discussion, you should keep in mind that:

•	the tax consequences to you may vary depending on your particular tax situation;

•

special rules that are not discussed below may apply to you if, for example, you are a tax-exempt organization, a broker-dealer, a trust, an estate, a regulated investment company, a financial institution, an insurance company, a person who holds 10% or more (by vote or value) of our stock, or are otherwise subject to special tax treatment under the Code;

•	this summary assumes that the relevant common stock, preferred stock and debt securities are held as capital assets for U.S. federal income tax purposes;

•	this summary does not address state, local, non-U.S., alternative minimum, or estate tax considerations; and

•	this discussion is not intended to be, and should not be construed as, tax advice.

You are urged both to review the following discussion and to consult with your own tax advisor to determine the effect of ownership and disposition of the debt securities, the common stock and the preferred stock on your individual tax situation, including any state, local, or non-U.S. tax consequences.

The information in this section is based on the current Code, current, temporary and proposed Treasury Regulations, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service (the “IRS”), including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except in the case of the taxpayer to whom a private letter ruling is addressed, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. We have not obtained any rulings from the IRS concerning the tax treatment of the matters discussed below. Thus, it is possible that the IRS could challenge the statements in this discussion which do not bind the IRS or the courts, and that a court could agree with the IRS.

Classification and Taxation of The Macerich Company as a REIT

For purposes of this discussion, references to “we,” “us” or “our,” and any similar terms, refer to The Macerich Company. We have elected to be taxed as a REIT under the Code. A REIT generally is not subject to federal income tax on the income that it distributes to stockholders if it meets the applicable REIT distribution requirements and other requirements for qualification.

We believe that we are organized and have operated in such a manner so as to qualify as a REIT, but there can be no assurance that we have qualified or will remain qualified as a REIT. In the opinion of our tax counsel, Goodwin Procter LLP, based upon and subject to the various assumptions and on our representations concerning our organization and operations, commencing with the taxable year ended December 31, 2013, our form of organization and operations are such as to enable us to qualify as a REIT. It must be emphasized that the opinion of Goodwin Procter LLP is based on various assumptions relating to our organization and operation, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, and that we will at all times operate in accordance with the method of operation described in our organizational documents and this prospectus, and is conditioned upon factual representations and covenants made by our management and affiliated entities regarding our organization, assets, and past, present and future conduct of our business operations, and assumes that such representations and covenants are accurate and complete and that we will take no action inconsistent with our status as a REIT. While we believe that we are organized and have operated and intend to continue to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Goodwin Procter LLP or us that we have so qualified or will so qualify for any particular year. Goodwin Procter LLP will have no obligation to advise us or the holders of our stock, debt securities or other instruments of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual operating results, distribution levels, and diversity of stock ownership, various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by Goodwin Procter LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

So long as we qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax on our net income that we distribute to our stockholders within certain time periods. This treatment substantially eliminates “double taxation” (that is, taxation at both the corporate and stockholder levels) that generally results from an investment in a regular corporation. However, we will be subject to federal income tax as follows:

•

We will be taxed at regular corporate rates on any undistributed “REIT taxable income.” REIT taxable income is the taxable income of the REIT subject to specified adjustments, including a deduction for dividends paid;

•

If we have net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business (including certain foreign currency gain attributable thereto), or other nonqualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on this income;

•

If we have net income from “prohibited transactions” (including certain foreign currency gain attributable thereto) we will be subject to a 100% tax on this income. In general, prohibited transactions are sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property;

•

If we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a tax equal to the gross income attributable to the greater of either (1) the amount by which we fail the 75% gross income test for the taxable year or (2) the amount by which we fail the 95% gross income test for the taxable year, multiplied by a fraction intended to reflect our profitability;

•

If we fail to satisfy any of the REIT asset tests, as described below, other than a failure by a de minimis amount of the 5% or 10% assets tests, as described below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the product of (x) the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests and (y) the highest U.S. federal income tax rate then applicable to U.S. corporations;

•

If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure;

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “—Requirements for Qualification as a REIT;”

•

We will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which federal income tax was paid, if we fail to distribute during each calendar year at least the sum of 85% of our REIT ordinary income for the year, 95% of our REIT capital gain net income for the year; and any undistributed taxable income from prior taxable years;

•

We will be subject to a 100% penalty tax on some payments we receive (or on certain expenses deducted by a taxable REIT subsidiary of ours) if arrangements among us, our tenants, and/or our taxable REIT subsidiaries are not comparable to similar arrangements among unrelated parties;

•

If we acquire any asset from a “C” corporation in a carry-over basis transaction and we subsequently recognize gain on the disposition of such asset during the “recognition” period beginning on the date on which we acquired the asset (which period may vary depending on the date the asset is acquired, but is generally five years), then, to the extent of any built-in gain, such gain will be subject to tax at the highest regular corporate tax rate. Built-in gain means the excess of (1) the fair market value of the asset as of the beginning of the applicable recognition period over (2) the adjusted basis in such asset as of the beginning of such recognition period;

•

We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would: (1) include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, (2) be deemed to have paid the tax that we paid on such gain and (3) be allowed a credit for its proportionate share of the tax deemed to have been paid with an adjustment made to increase the stockholders’ basis in our stock; and

•

We may have subsidiaries or own interests in other lower-tier entities that are “C” corporations that will jointly elect, with us, to be treated as a taxable REIT subsidiary, the earnings of which would be subject to U.S. federal corporate income tax.

No assurance can be given that the amount of any such federal income taxes will not be substantial. In addition, we and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local, and foreign income, franchise, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

We elected to be taxable as a REIT for United States federal income tax purposes for our taxable year ended December 31, 1994. In order to have so qualified, we must have met and continue to meet the requirements discussed below, relating to our organization, sources of income, nature of assets and distributions of income to stockholders.

The Code defines a REIT as a corporation, trust, or association:

(1)	which is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	which would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

(4)	which is neither a financial institution nor an insurance company subject to applicable provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)

during the last half of each taxable year not more than 50% in value of the outstanding shares of which is owned directly or indirectly by five or fewer “individuals”, as defined in the Code to include specified entities;

(7)

which makes an election to be taxable as a REIT, or has made this election for a previous taxable year which has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8)	which uses a calendar year for United States federal income tax purposes and complies with the recordkeeping requirements of the Code and regulations promulgated thereunder; and

(9)	which meets other applicable tests, described below, regarding the nature of its income and assets and the amount of its distributions.

Conditions (1), (2), (3), and (4) above must be met during the entire taxable year and conditions (5) and (6) do not apply to the first taxable year for which a REIT election is made and, thereafter, condition (5) above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. For purposes of determining stock ownership under condition (6) above, a supplemental unemployment compensation benefits plan, a private foundation, and a portion of a trust permanently set aside or used exclusively for charitable purposes generally are each considered an individual. A trust that is a qualified trust under Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of condition (6) above.

To qualify as a REIT, we also cannot have at the end of any taxable year any undistributed earnings and profits that are attributable to a non-REIT taxable year.

Protection from Stock Concentration

In order to protect us from a concentration of ownership of stock that would cause us to fail conditions (5) or (6) above, our Charter provides that stock owned, or deemed to be owned or transferred to a stockholder in excess of specified ownership limits will be converted automatically into excess stock and transferred to a trust for the benefit of a charity and that certain transfers of our stock shall be void ab initio. Excess stock is a class of our capital stock that shares ratably with the common stock in dividends and rights upon dissolution. Because of the absence of authority on this issue, however, we cannot assure you that the operation of the excess stock or other provisions contained in our Charter will, as a matter of law, prevent a violation of the share ownership requirements in conditions (5) and (6) above. If there were such a share ownership violation and the operation of the excess stock or other provisions contained in our Charter were not held to cure such violation, we may be disqualified as a REIT. In rendering its opinion that we are organized in a manner that permits us to qualify as a REIT, Goodwin Procter LLP is relying on our representation that the ownership of our stock (without regard to the excess stock provisions) satisfies condition (6) above. Goodwin Procter LLP expresses no opinion as to whether, as a matter of law, the excess stock or other provisions contained in our Charter preclude us from failing conditions (5) or (6) above.

To monitor its compliance with condition (6) above, a REIT is required to send annual letters to certain stockholders requesting information regarding the actual ownership of its shares. If we comply with the annual letters requirement and we do not know or, exercising reasonable diligence, would not have known of our failure to meet condition (6) above, then we will be treated as having met condition (6) above. A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. A stockholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

Qualified REIT Subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary will be disregarded for United States federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary (discussed below), all of the stock of which is owned by the REIT. All assets, liabilities, and items of income, deduction, and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A qualified REIT subsidiary of ours will not be subject to federal corporate income taxation, although it may be subject to state and local taxation in some states.

Taxable REIT Subsidiaries

A “taxable REIT subsidiary” of ours is a corporation in which we directly or indirectly own stock and that jointly elects with us to be treated as a taxable REIT subsidiary under Section 856(l) of the Code. In addition, if one of our taxable REIT subsidiaries owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a taxable REIT subsidiary of ours. A taxable REIT subsidiary is a corporation subject to United States federal income tax, and state and local income tax where applicable, as a regular “C” corporation.

Generally, a taxable REIT subsidiary can perform some “impermissible tenant services” (defined below under “—Income Tests Applicable to REITs”) without causing us to receive impermissible tenant services income under the REIT income tests. However, several provisions regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of United States federal income taxation. For example, we will be obligated to pay a 100% penalty tax on some payments that we receive or on certain expenses deducted by the taxable REIT subsidiary if the economic arrangements among us, our tenants, and/or the taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties. A taxable REIT subsidiary may also engage in other activities that, if conducted by us other than through a taxable REIT subsidiary, could result in the receipt of non-qualified income or the ownership of non-qualified assets.

Ownership of Partnership Interests by a REIT

A REIT that is a partner in a partnership will be deemed to own its proportionate share of the assets of the partnership and will be deemed to earn its proportionate share of the partnership’s income. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests applicable to REITs as described below. Thus, The Macerich Company’s proportionate share of the assets and items of income of the Operating Partnership, including the Operating Partnership’s share of the assets and liabilities and items of income with respect to any partnership in which it holds an interest, will be treated as The Macerich Company’s assets and liabilities and its items of income for purposes of applying the requirements described in this prospectus. The Macerich Company has control over the Operating Partnership and substantially all of the partnerships and limited liability company subsidiaries of the Operating Partnership and intends to operate them in a manner that is consistent with the requirements for the qualification of The Macerich Company as a REIT.

If a partnership is audited by the IRS, the partnership itself may be liable for a hypothetical increase in partner-level taxes (including interest and penalties) resulting from an adjustment of partnership tax items on audit, regardless of changes in the composition of the partners (or their relative ownership) between the year under audit and the year of the adjustment. The Code also provides for an elective alternative method under which the additional taxes resulting from the adjustment are assessed against the affected partners, subject to a higher rate of interest than otherwise would apply. The application of these rules could cause us to economically bear more than our share of any U.S. federal income tax, interest, and/or penalties arising from a federal income tax audit of any of the partnerships in which we hold a direct or indirect interest.

Income Tests Applicable to REITs

To qualify as a REIT, we must satisfy two gross income tests. First, at least 75% of our gross income, excluding gross income from prohibited transactions, certain hedging transactions and certain foreign currency gain recognized after July 30, 2008, must be derived from (1) rents from real property, (2) interest on obligations secured by mortgages on real property or on interests in real property, (3) gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business, (4) dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs, (5) other specified investments relating to real property or mortgages thereon and (6) for a limited time, temporary investment income. Second, at least 95% of our gross income for each taxable year (excluding gross income from prohibited transactions, certain hedging transactions and certain foreign currency gain recognized after July 30, 2008) must be derived from any combination of income qualifying under the 75% test and dividends, interest and gain from the sale or disposition of stock or securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business. For this purpose, certain income inclusions under Subpart F of the Code, the global intangible low-taxed income regime, and the passive foreign investment company rules constitute qualifying income.

Rents we receive will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a taxable REIT subsidiary and either (i) at least 90% of the property is leased to unrelated tenants and the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space, or (ii) the property leased is a “qualified lodging facility,” as defined in Section 856(d)(9)(D) of the Code, or a “qualified health care property,” as defined in Section 856(e)(6)(D)(i), and certain other conditions are satisfied. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

Generally, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we may provide directly only an insignificant amount of services, unless those services are “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” Accordingly, we may not provide “impermissible services” to tenants (except through an independent contractor from whom we derive no revenue and that meets other requirements or through a taxable REIT subsidiary) without giving rise to “impermissible tenant service income.” Impermissible tenant service income is deemed to be at least 150% of the direct cost to us of providing the service. If the impermissible tenant service income exceeds 1% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant service income from a property does not exceed 1% of our total income from the property, the services will not disqualify any other income from the property that qualifies as rents from real property, but the impermissible tenant service income will not qualify as rents from real property.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect, we attached a schedule of the sources of our income to our federal income tax return, and any incorrect information on the schedule is not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally incur unexpectedly exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will fail to qualify as a REIT. As discussed under “—Classification and Taxation of The Macerich Company as a REIT,” even if these relief provisions apply, a tax would be imposed based on the amount of nonqualifying income.

Asset Tests Applicable to REITs

At the close of each quarter of our taxable year, we must satisfy five tests relating to the nature of our assets:

(1)

at least 75% of the value of our total assets must consist of real estate assets, cash and cash items (including receivables arising in the ordinary course of our business) and government securities. Real estate assets include (1) real property (including interests in real property and interests in mortgages on real property or on interests in real property), (2) shares in other qualifying REITs, (3) debt instruments issued by publicly offered REITs and (4) any property (not otherwise a real estate asset) attributable to the temporary investment of “new capital” in stock or a debt instrument, but only for the one-year period beginning on the date we received the new capital. Property will qualify as being attributable to the temporary investment of new capital if the money used to purchase the stock or debt instrument is received by us in exchange for our stock or in a public offering of debt obligations that have a maturity of at least five years;

(2)	not more than 25% of our total assets may be represented by securities other than those in the 75% asset class;

(3)

except for equity investments in REITs, qualified REIT subsidiaries, other securities that qualify as “real estate assets” for purposes of the test described in clause (1) or securities of our taxable REIT subsidiaries: the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets; we may not own more than 10% of any one issuer’s outstanding voting securities; and we may not own more than 10% of the value of the outstanding securities of any one issuer;

(4)	not more than 20% of our total assets may be represented by securities of one or more taxable REIT subsidiaries; and

(5)	not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs that are not secured by mortgages on real property or interests in real property.

Securities for purposes of the asset tests may include debt securities. However, the 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code including, but not limited to, any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (a) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test to securities issued by the partnership; (b) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership. In general, straight debt is defined as a written, unconditional promise to pay on demand or at a specific date a fixed principal amount, and the interest rate and payment dates on the debt must not be contingent on profits or the discretion of the debtor. In addition, straight debt may not contain a convertibility feature.

After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT if we fail to satisfy the asset tests at the end of a later quarter solely by reason of changes in the relative values of our assets (including changes in relative values as a result of fluctuations in foreign currency exchange rates). If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test or the 10% asset test at the end of any quarter, and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets or otherwise satisfy the requirements of such asset tests within six months after the last day of the quarter in which our identification of the failure to satisfy those asset tests occurred to cure the violation, provided that the non-permitted assets do not exceed the lesser of 1% of the total value of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests, or our failure of the 5% and 10% asset tests is in excess of this amount, as long as the failure was due to reasonable cause and not willful neglect and, following our identification of the failure, we filed a schedule in accordance with the Treasury Regulations describing each asset that caused the failure, we are permitted to avoid disqualification as a REIT, after the thirty-day cure period, by taking steps to satisfy the requirements of the applicable asset test within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred, including the disposition of sufficient assets to meet the asset tests and paying a tax equal to the greater of $50,000 or the product of (x) the net income generated by the nonqualifying assets during the period in which we failed to satisfy the relevant asset test and (y) the highest U.S. federal income tax rate then applicable to U.S. corporations.

Annual Distribution Requirements Applicable to REITs

To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders each year in an amount at least equal to (1) the sum of (a) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain and (b) 90% of the excess of the net income from foreclosure property over the tax imposed on such income, minus (2) the sum of certain specified items of noncash income. In addition, if we recognize any built-in gain, we will be required, under Treasury regulations, to distribute at least 90% of the built-in gain, after tax, recognized on the disposition of the applicable asset. We also cannot have at the end of any taxable year any undistributed earnings and profits that are attributable to a non-REIT taxable year. See “—Classification and Taxation of The Macerich Company as a REIT” above for a discussion of the possible recognition of built-in gain.

These distributions must be paid either in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the prior year and if paid with or before the first regular dividend payment date after the declaration is made.

It is possible that we, from time to time, may not have sufficient cash or other liquid assets to satisfy the foregoing distribution requirements due to timing differences between (a) the actual receipt of income and the actual payment of deductible expenses and (b) the inclusion of such income and the deduction of such expenses in arriving at our taxable income, or as a result of nondeductible expenses such as principal amortization, repayment of debt or capital expenditures in excess of noncash deductions such as depreciation. In the event that such timing differences occur, we may find it necessary to arrange for borrowings or, if possible, pay taxable stock dividends in order to meet the dividend requirement and/or to avoid income and excise taxation.

Under some circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying dividends to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. We will refer to such dividends as “deficiency dividends.” Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. We will, however, be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

To the extent that we do not distribute (and are not deemed to have distributed) all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we are subject to tax on these retained amounts at regular corporate tax rates.

We will be subject to a 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which federal income tax was paid, if we fail to distribute during each calendar year at least the sum of:

(1)	85% of our REIT ordinary income for the year;

(2)	95% of our REIT capital gain net income for the year; and

(3)	any undistributed taxable income from prior taxable years.

A REIT may elect to retain rather than distribute all or a portion of its net capital gains and pay the tax on the gains. In that case, a REIT may elect to have its stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by the REIT. For purposes of the 4% excise tax described above, any retained amounts would be treated as having been distributed.

Prohibited Transactions

Net income derived from prohibited transactions is subject to a 100% tax. The term “prohibited transactions” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the specific facts and circumstances. The Code provides a safe harbor pursuant to which sales of properties held for at least two years and meeting certain additional requirements will not be treated as prohibited transactions, but compliance with the safe harbor may not always be practical. Moreover, the character of REIT dividends attributable to gain from assets that comply with the foregoing safe harbor as ordinary income or capital gain must still be determined pursuant to the specific facts and circumstances. No assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that the safe-harbor provisions will apply.

Foreclosure Property

Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes an election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property and certain foreign currency gain attributable to foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test and net of any directly related deductions. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property is held primarily for sale to customers in the ordinary course of a trade or business.

Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury Regulations, any income from a hedging transaction (i) made in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred by us to acquire or own real estate assets, (ii) primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any property which generates such income or gain), or (iii) that hedges against transactions described in clause (i) or (ii) and is entered into in connection with the extinguishment of debt or sale of property that is being hedged against by the transaction described in clause (i) or (ii), in each case which is clearly identified as such before the close of the day on which it was acquired, originated or entered into (after taking into account certain cure provisions), including gain from the disposition of such a transaction, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests.

Tax Allocations with Respect to Contributed Properties.

Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of contributed property at the time of contribution, and the adjusted tax basis of the property at the time of contribution (a “Book-Tax Difference”). These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The Operating Partnership was formed principally by way of contributions of appreciated property. Consequently, the partnership agreement of the Operating Partnership requires these allocations to be made in a manner consistent with Section 704(c) of the Code.

In general, the limited partners of the Operating Partnership who contributed properties to it will be allocated lower amounts of depreciation deductions for tax purposes and increased taxable income and gain on sale by the Partnerships of the contributed assets. This will tend to eliminate the Book-Tax Difference over the life of the Partnerships. However, the special allocation rules of Section 704(c) of the Code do not always rectify the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Under the applicable Treasury regulations, special allocations of income and gain and depreciation deductions must be made on a property-by-property basis. Depreciation deductions resulting from the carryover basis of a contributed property are used to eliminate the Book-Tax Difference by allocating these deductions to the non-contributing partners (i.e., the REIT and the other non-contributing partners) up to the amount of their share of book depreciation. Any remaining tax depreciation for the contributed property would be allocated to the partners that contributed the property. The Operating Partnership intends to (but may not always) elect the traditional method of rectifying the Book-Tax Difference under the applicable Treasury regulations, under which, if depreciation deductions are less than the non-contributing partners’ share of book depreciation, then the non-contributing partners lose the benefit of these deductions (the “ceiling rule”). The application of the ceiling rule increases the likelihood we will recognize taxable income in excess of cash proceeds in our capacity as a partner of the Operating Partnership, which might adversely affect our ability to comply with the REIT distribution requirements.

Failure of The Macerich Company to Qualify as a REIT

In the event we violate a provision of the Code that would result in our failure to qualify as a REIT, specified relief provisions will be available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy the provision and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Code do not apply, we will be subject to tax on our taxable income at regular corporate rates. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Code, distributions to our stockholders will generally be taxable to stockholders who are individual U.S. stockholders at a preferential rate, and dividends received by our corporate U.S. stockholders may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to this statutory relief.

Taxation of Stockholders and Potential Tax Consequences of Their Investment in Shares of Common Stock or Preferred Stock

Taxation of Taxable U.S. Stockholders

The term “U.S. stockholder” means a holder of shares of our common stock or preferred stock who, for United States federal income tax purposes, is:

•	a citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for United States federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to United States federal income taxation regardless of its source; or

•

any trust if (1) a United States court is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a United States person.

The term “non-U.S. stockholder” shall refer to any owners of our common or preferred stock that are nonresident alien individuals or non-U.S. corporations.

If a partnership or an entity treated as a partnership for federal income tax purposes holds our stock, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common stock or preferred stock, you should consult your own tax advisor regarding the consequences of the ownership and disposition of shares of our stock by the partnership.

Dividends. As long as we qualify as a REIT, a taxable U.S. stockholder must generally take into account as ordinary income distributions made out of current or accumulated earnings and profits that we do not designate as capital gain dividends. Distributions on our preferred stock will be treated as made out of any available earnings and profits in priority to distributions on our common stock. Dividends paid to a non-corporate U.S. stockholder generally will not qualify for the preferential tax rate for “qualified dividend income.” However, for taxable years beginning after December 31, 2017 and before January 1, 2026, and subject to certain limitations, non-corporate taxpayers may deduct up to 20% of certain qualified business income, including “qualified REIT dividends.” Qualified REIT dividends eligible for this deduction generally will include dividends paid by us that are not designated as capital gain dividends and that are not qualified dividend income. Qualified dividend income generally includes dividends paid to most United States non-corporate taxpayers by domestic C corporations and certain qualified foreign corporations. Because we are not generally subject to United States federal income tax on the portion of our REIT taxable income distributed to our stockholders, our dividends generally will not be eligible for the preferential rate on qualified dividend income. As a result, our ordinary REIT dividends will continue to be taxed at the higher tax rate applicable to ordinary income. However, the preferential tax rate for qualified dividend income will apply to our ordinary REIT dividends (1) attributable to dividends received by us from taxable corporations, such as our taxable REIT subsidiaries, and (2) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our stock becomes ex-dividend. Dividends paid to a corporate U.S. stockholder will not qualify for the dividends received deduction generally available to corporations. If we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

Distributions from us that are designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. stockholder has held its stock. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Capital gains dividends attributable to the sale of depreciable real property held for more than 12 months are generally subject to a 25% U.S. federal income tax rate for U.S. stockholders who are individuals, to the extent of previously claimed depreciation deductions.

We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, we may elect to designate the retained amount as a capital gain dividend with the result that a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its common stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of the U.S. stockholder’s stock. Instead, the distribution will reduce the adjusted basis of such stock. A U.S. stockholder will recognize gain upon a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted basis in his or her stock as long-term capital gain, or short-term capital gain, if the shares of stock have been held for one year or less.

Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our common stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the stockholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of our common stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain. Ordinary income and capital gain must be allocated proportionately among taxable dividends on both our preferred stock and common stock.

Dispositions of Stock. In general, a U.S. stockholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our stock as long-term capital gain or loss if the U.S. stockholder has held our stock for more than one year. Otherwise, the U.S. stockholder must treat any such gain or loss as short-term capital gain or loss. However, a U.S. stockholder must treat any loss upon a sale or exchange of our stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of our common stock or preferred stock may be disallowed if the U.S. stockholder repurchases our common stock or preferred stock within 30 days before or after the disposition.

A redemption by us of any redeemable preferred stock we may issue could be treated either as a taxable disposition of shares or as a dividend, depending on the applicable facts and circumstances. In the event we issue any redeemable preferred stock, the Prospectus Supplement will discuss the tax consequences of owning such securities in greater detail.

Capital Gains and Losses. The tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is currently 37%. The maximum tax rate on long-term capital gains applicable to non-corporate taxpayers is 20% for sales and exchanges of capital assets held for more than one year (subject to the Medicare tax discussed below). The maximum tax rate on long-term capital gain from the sale or exchange of “section 1250 property,” or depreciable real property, is generally 25% to the extent of previously claimed depreciation deductions (“Unrecaptured Section 1250 Gains”). With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate stockholders as long term capital gains or Unrecaptured Section 1250 Gains. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates (currently up to 21%). A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

If a U.S. stockholder recognizes a loss upon a subsequent disposition of our common stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of certain Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transactions to the IRS. While these regulations are directed towards “tax shelters,” they are written quite broadly, and apply to transactions that would not typically be considered tax shelters. Significant penalties apply for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our common stock, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us (including our advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Medicare Tax. A U.S. person that is an individual is subject to a 3.8% tax on the lesser of (1) the U.S. person’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. person’s modified adjusted gross income for the taxable year over a certain threshold (which will be between $125,000 and $250,000, depending on the individual’s circumstances). Estates and trusts that do not fall into a special class of trusts that is exempt from such tax are subject to the same 3.8% tax on the lesser of their undistributed net investment income and the excess of their adjusted gross income over a certain threshold. Net investment income generally would include dividends on our stock and gain from the sale of our stock. If you are a U.S. person that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of this tax to your income and gains in respect of your investment in our common or preferred stock.

Information Reporting and Backup Withholding

We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at a rate of up to 24% with respect to distributions unless the holder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of any dividends or capital gain distributions to any stockholders who fail to certify their non-foreign status to us. For a discussion of the backup withholding rules as applied to non-U.S. stockholders, see “—Taxation of Non-U.S. Stockholders.”

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income. While many investments in real estate generate unrelated business taxable income, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute unrelated business taxable income so long as the exempt employee pension trust does not otherwise use the stock of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute unrelated business taxable income. However, if a tax-exempt stockholder were to finance its acquisition of common stock or preferred stock with debt, a portion of the income that it receives from us would constitute unrelated business taxable income pursuant to the “debt-financed property” rules. Furthermore, social clubs, voluntary employee benefit associations, and supplemental unemployment benefit trusts that are exempt from taxation under special provisions of the federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from us as unrelated business taxable income. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock must treat a percentage of the dividends that it receives from us as unrelated business taxable income. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our shares only if:

•	the percentage of our dividends that the tax-exempt trust must treat as unrelated business taxable income is at least 5%;

•

we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of the value of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust; and

•

either (a) one pension trust owns more than 25% of the value of our stock; or (b) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Taxation of Non-U.S. Stockholders

The rules governing United States federal income taxation of nonresident alien individuals and non-U.S. corporations are complex. This section is only a summary of such rules. We urge such non-U.S. stockholders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on ownership of our stock, including any reporting requirements.

Dividends. A non-U.S. stockholder who receives a distribution that is not attributable to gain from our sale or exchange of United States real property interests (“USRPIs”), as defined below, and that we do not designate as a capital gain dividend or retained capital gain will, to the extent that we pay the distribution out of our current or accumulated earnings and profits, be subject to a withholding tax equal to 30% of the gross amount of the dividend unless an applicable tax treaty reduces or eliminates the tax. Under some treaties, lower withholding taxes do not apply, or do not apply as favorably, to dividends from REITs. However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a United States trade or business (through a U.S. permanent establishment, if the non-U.S. stockholder is entitled to the benefits of an applicable tax treaty and such tax treaty so requires as a condition for taxation), the non-U.S. stockholder generally will not be subject to the 30% gross withholding tax but will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed on distributions, and also may be subject to the 30% branch profits tax in the case of a corporate non-U.S. stockholder. We plan to withhold United States income tax at the rate of 30% on the gross amount of any distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN or W-8BEN-E evidencing eligibility for that reduced rate with us; or

•	the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

We are required to withhold at a 15% rate on a distribution in excess of our current and accumulated earnings and profits. Non-U.S. stockholders may be entitled to a refund of any such withheld amounts in respect of distributions in excess of our current and accumulated earnings and profits and not in excess of such stockholder’s adjusted basis in its stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its stock, as described below. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. We also may be required to withhold tax at the rate of 21% on the portion of any dividend to a non-U.S. stockholder that is or could be designated by us as a capital gain dividend, even if not attributable to gain on a sale or exchange of an interest in U.S. real property, unless it is paid to a withholding qualified holder (as defined below). In the event any of the foregoing withholding taxes exceeds a non-U.S. shareholder’s tax liability as determined under the Code, a non-U.S. stockholder may obtain a refund of amounts that we withheld.

Except as discussed below with respect to 10% or less holders or regularly traded classes of stock, for any year in which we qualify as a REIT, a non-U.S. stockholder will incur tax on distributions by us that are attributable to gain from our sale or exchange of USRPIs under special provisions of the United States federal income tax laws known as the Foreign Investment in Real Property Act (“FIRPTA”). The term USRPIs includes interests in real property and shares in corporations at least 50% of whose assets consist of interests in U.S. real property. Under those rules, a non-U.S. stockholder is taxed on distributions by us attributable to gain from sales of USRPIs as if the gain were effectively connected with a United States trade or business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gain or ordinary income rates (as applicable) applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We must withhold 21% of any distribution that we could designate as a capital gain dividend. A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold. However, FIRPTA and the 21% withholding tax will not apply to any capital gain dividend with respect to any class of our stock which is regularly traded on an established securities market located in the United States if the recipient non-U.S. stockholder did not own more than 10% of such class of stock at any time during the one year period ending on the date of distribution. Instead, any capital gain dividend will be treated as an ordinary distribution subject to the rules discussed above, which generally impose a 30% withholding tax (unless reduced by a treaty). Also, the branch profits tax will not apply to such a distribution. Additionally, the withholding rules under FIRPTA will not apply to the extent the distribution is paid to a withholding qualified holder. A “withholding qualified holder” means a qualified holder (as defined below) and a foreign partnership all of the interests of which are held by qualified holders, including through one or more partnerships.

Dispositions of Stock. A non-U.S. stockholder generally will not incur tax under FIRPTA with respect to gain on a sale, exchange, repurchase, or other disposition of our stock as long as at all times during the five-year period ending on the date of disposition non-U.S. persons hold, directly or indirectly, less than 50% in value of our stock (in which case we will be considered a “domestically controlled REIT”). For these purposes, a person holding less than 5% of our regularly traded classes of stock for five years will be treated as a U.S. person unless we have actual knowledge that such person is not a U.S. person. We cannot assure you that our non-U.S. ownership will be less than 50% at any time. Even if our non-U.S. ownership remains under 50% for five years and we otherwise meet the requirements of this rule, pursuant to “certain wash sale” rules under FIRPTA, a non-U.S. stockholder may incur tax under FIRPTA to the extent such stockholder disposes of our stock within a certain period prior to a distribution attributable to USRPI gain and directly or indirectly (including through certain affiliates) reacquires our stock within certain prescribed periods, provided that this rule will not apply to a disposition and reacquisition of our common stock by a non-U.S. stockholder owning, actually or constructively, 5% or less of our common stock at any time during the one-year period ending on the date of such distribution attributable to USRPI gain.

Regardless of the extent of our non-U.S. ownership, a non-U.S. stockholder will not incur tax under FIRPTA on a disposition of the shares of our publicly traded stock if such non-U.S. stockholder owned, actually or constructively, at all times during a specified testing period, 10% or less of the total fair market value of such class of stock. The testing period is the shorter of (1) the period during which the non-U.S. stockholder held the shares and (2) the five-year period ending on the disposition date. For as long as our common stock is regularly traded on an established securities market, a non-U.S. stockholder should not incur tax under FIRPTA with respect to gain on a sale of our common stock unless it owns, actually or constructively, more than 10% of our common stock during such testing period.

If the gain on the sale of our stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders subject to any applicable alternative minimum tax. Non-U.S. stockholders are urged to consult their own tax advisors as to whether they will be subject to tax under FIRPTA upon a disposition of our stock. Furthermore, a non-U.S. stockholder generally will incur U.S. federal income tax on gain not subject to FIRPTA if:

•

the gain is effectively connected with the non-U.S. stockholder’s United States trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain and may be subject to the 30% branch profits tax; or

•

the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and meets certain other criteria, in which case the non-U.S. stockholder will incur a 30% tax on his or her capital gains derived from sources within the United States (net of certain losses derived from sources within the United States), unless an applicable income tax treaty provides otherwise.

To the extent our stock is held directly (or indirectly through one or more partnerships) by a “qualified shareholder,” it will not be treated as a USRPI for such qualified shareholder. Thus, gain from the sale or exchange of our stock (including distributions treated as gain from the sale or exchange of our stock) will not be subject to tax unless such gain is treated as effectively connected with the qualified shareholder’s conduct of a U.S. trade or business. Further, to the extent such treatment applies, any distribution to such shareholder will not be treated as gain recognized from the sale or exchange of a USRPI (provided that distributions attributable to gain from the sale of a USRPI shall be treated as ordinary distributions subject to the rules described under “—Dividends” above). For these purposes, a qualified shareholder is generally a non-U.S. stockholder that (i)(A) is eligible for treaty benefits under an income tax treaty with the United States that includes an exchange of information program, and the principal class of interests of which is listed and regularly traded on one or more stock exchanges as defined by the treaty, or (B) is a foreign limited partnership organized in a jurisdiction with an exchange of information agreement with the United States and that has a class of regularly traded limited partnership units (having a value greater than 50% of the value of all partnership units) on the NYSE or Nasdaq,

(ii) is a “qualified collective investment vehicle” (within the meaning of Section 897(k) (3)(B) of the Code) and (iii) maintains records of persons holding 5% or more of the class of interests described in clauses (i)(A) or (i)(B) above. However, in the case of a qualified shareholder having one or more “applicable investors,” the exception described in the first sentence of this paragraph will not apply to the “applicable percentage” of the qualified shareholder’s stock (with “applicable percentage” generally meaning the percentage of the value of the interests in the qualified shareholder held by applicable investors after applying certain constructive ownership rules). The applicable percentage of the amount realized by a qualified shareholder on the disposition of our stock or with respect to a distribution from us attributable to gain from the sale or exchange of a USRPI will be treated as amounts realized from the disposition of USRPIs. Such treatment shall also apply to applicable investors in respect of distributions treated as a sale or exchange of stock with respect to a qualified shareholder. For these purposes, an “applicable investor” is a person (other than a qualified shareholder) who generally holds an interest in the qualified shareholder and holds more than 10% of our stock applying certain constructive ownership rules.

In general, for FIRPTA purposes, and subject to the discussion below regarding qualified holders, neither a qualified foreign pension fund (as defined below) nor any entity all of the interests of which are held by a qualified foreign pension fund is treated as a foreign person, thereby exempting such entities from tax under FIRPTA (as described further below). A “qualified foreign pension fund” is an organization or arrangement (i) created or organized in a foreign country, (ii) established by a foreign country (or one or more political subdivisions thereof) or one or more employers to provide retirement or pension benefits to current or former employees (including self-employed individuals) or their designees as a result of, or in consideration for, services rendered, (iii) which does not have a single participant or beneficiary that has a right to more than 5% of its assets or income, (iv) which is subject to government regulation and with respect to which annual information about its beneficiaries is provided, or is otherwise available, to relevant local tax authorities, and (v) with respect to which, under its local laws, (A) contributions that would otherwise be subject to tax are deductible or excluded from its gross income or taxed at a reduced rate, or (B) taxation of its investment income is deferred, or such income is excluded from its gross income or taxed at a reduced rate. Under Treasury Regulations, subject to the discussion below regarding qualified holders, a qualified controlled entity also is not generally treated as a foreign person for purposes of FIRPTA. A “qualified controlled entity” generally includes a trust or corporation organized under the laws of a foreign country all of the interests of which are held by one or more qualified foreign pension funds either directly or indirectly through one or more qualified controlled entities.

Treasury Regulations further require that a qualified foreign pension fund or qualified controlled entity will not be exempt from FIRPTA with respect to dispositions of U.S. real property interests or REIT distributions attributable to the same unless the qualified foreign pension fund or qualified controlled entity is a qualified holder. To be a “qualified holder”, a qualified foreign pension fund or qualified controlled entity must satisfy one of two alternative tests at the time of the disposition of the U.S. real property interest or the REIT distribution. Under the first test, a qualified foreign pension fund or qualified controlled entity is a qualified holder if it owned no U.S. real property interests as of the earliest date during an uninterrupted period ending on the date of the disposition or distribution during which it qualified as a qualified foreign pension fund or qualified controlled entity. Alternatively, if a qualified foreign pension fund or qualified controlled entity held U.S. real property interests as of the earliest date during the period described in the preceding sentence, it can be a qualified holder only if it satisfies certain testing period requirements.

Treasury Regulations also provide that a foreign partnership all of the interests of which are held by qualified holders, including through one or more partnerships, may certify its status as such and will not be treated as a foreign person for purposes of withholding under Section 1445 of the Code (and Section 1446 of the Code, as applicable).

Distributions that are attributable to gain from the sales of USRPIs received by qualified foreign pension funds or qualified controlled entities will not be subject to U.S. federal income or withholding tax. All other distributions received by qualified foreign pension funds or qualified controlled entities will be taxed as described above under “—Dividends.” Gain of a qualified foreign pension fund or qualified controlled entity from the sale or exchange of our stock and distributions treated as gain from the sale or exchange of our stock under the rules described above under “—Dividends,” will not be subject to U.S. federal income or withholding tax, unless such gain is treated as effectively connected with the qualified foreign pension fund’s (or the qualified controlled entity’s, as applicable) conduct of a U.S. trade or business, in which case, the qualified foreign pension fund (or qualified controlled entity) generally will be subject to a tax at the same graduated rates applicable to U.S. stockholders, unless an applicable income tax treaty provides otherwise, and may be subject to the 30% branch profits tax on its effectively connected earnings and profits, subject to adjustments, in the case of a foreign corporation.

Withholding on Certain Foreign Accounts and Entities. The Foreign Account Tax Compliance Act (“FATCA”) provisions of the Code impose withholding tax on “withholdable payments” made to foreign financial institutions (“FFIs”) and non-financial foreign entities (“NFFEs”), unless certain certification, reporting on U.S. account holders or substantial U.S. owners, and other specified requirements are satisfied or the FFI or NFFE qualifies for an exemption from FATCA withholding. Any foreign governments, any political subdivision of a foreign government, any wholly owned agency or instrumentality of any one or more of the foregoing, and certain retirement funds are treated as exempt beneficial owners, payments to which are exempt from FATCA withholding. In addition, the U.S. has entered into certain Model 1 Intergovernmental Agreements (“IGAs”) pursuant to which FFIs in such jurisdictions will report directly to their own governments, and those governments will, in turn, exchange such information with the U.S. Payments made under such IGAs to FFIs are not subject to FATCA withholding. “Withholdable payments” include U.S. source dividends, interest and other fixed or determinable annual or periodic income. Under currently proposed Treasury Regulations, which have not yet been finalized but taxpayers are generally entitled to rely on (subject to certain limited exceptions), “withholdable payments” do not include any gross proceeds from the disposition of property of a type that can produce U.S. source dividends or interest. Failure by a non-U.S. stockholder who is subject to FATCA to comply with its certification and reporting requirements, or properly document its status as a person not subject to FATCA withholding, could cause us to be required to withhold tax at a rate of 30% on withholdable payments made to the non-U.S. stockholder. A credit or refund of such withheld tax may be claimed by the beneficial owner of the payment to which such withheld tax is attributable, provided that the beneficial owner provides such information as may be required by Treasury Regulations regarding its ownership by U.S. persons, and, if the beneficial owner is a FFI, only to the extent that the withheld tax exceeds the reduced rate of withholding tax to which it is entitled under an applicable treaty. You should consult your own tax advisors regarding the FATCA requirements.

Information Reporting and Backup Withholding. Generally, we must report annually to the IRS the amount of dividends paid to a non-U.S. stockholder, such holder’s name and address, and the amount of tax withheld, if any. A similar report is sent to the non-U.S. stockholder. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the non-U.S. stockholder’s country of residence.

Payments of dividends or of proceeds from the disposition of stock made to a non-U.S. stockholder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-United States status on an appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that a non-U.S. stockholder is a United States person.

Backup withholding is not an additional tax. Rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided the required information is furnished to the IRS.

State, Local and Foreign Taxes

We and/or holders of our stock may be subject to state, local and foreign taxation in various state or local or foreign jurisdictions, including those in which we or they transact business or reside. The foreign, state and local tax treatment of us and of holders of our stock may not conform to the United States federal income tax considerations discussed above. Consequently, prospective investors should consult their own tax advisors regarding the effect of state, local and foreign tax laws on an investment in our common stock or preferred stock.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and holders of our equity and debt securities may be enacted, amended or repealed. Changes to the federal tax laws and to interpretations of the federal tax laws could adversely affect an investment in our equity or debt securities.

Taxation of Holders of Certain Fixed Rate Debt Securities

This section describes the material United States federal income tax considerations relating to the ownership of the fixed rate debt securities that The Macerich Company may offer for general information only. It is not tax advice. Except for the limited discussion of original issue discount below, it applies only if the fixed rate debt securities purchased are not original issue discount or zero coupon debt securities and such fixed rate debt securities are acquired in the initial offering at the offering price. If these fixed rate debt securities are purchased at a price other than the offering price, the amortization bond premium or market discount rules may apply. Prospective holders should consult their own tax advisors regarding these possibilities.

The tax considerations relating to the ownership of any zero coupon debt securities, original issue discount debt securities, floating rate debt securities, convertible or exchangeable debt securities, or indexed debt securities that we offer will be discussed in the applicable prospectus supplement.

Taxation of Taxable U.S. Holders

The term “U.S. Holder” means any beneficial owner of a debt security that for United States federal income tax purposes, is:

•	a citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for United States federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to United States federal income taxation regardless of its source; or

•

any trust if (1) a United States court is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a United States person.

The term “Non-U.S. Holder” shall refer to a beneficial owner of a debt security that is a nonresident alien individual or a non-U.S. corporation.

If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of debt securities, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A holder of debt securities that is a partnership, and partners in such partnership, should consult their tax advisors about the U.S. federal income tax consequences of purchasing, holding and disposing of debt securities.

Interest and Original Issue Discount. If the issue price of a debt security is less than its stated redemption price at maturity, then the debt security will be treated as being issued with original issue discount (“OID”) for U.S.

federal income tax purposes unless the difference between the debt security’s issue price and its stated redemption price at maturity is less than a statutory de minimis amount. Generally, the “issue price” of a debt security is the first price at which a substantial amount of the debt securities is sold to purchasers other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The “stated redemption price at maturity” of a debt security is the total of all payments to be made under the debt security other than qualified stated interest (generally, stated interest that is unconditionally payable in cash or property at least annually at a single fixed rate or at certain floating rates that properly take into account the length of the interval between stated interest payments); and, generally, is expected to equal the principal amount of the debt security. The amount of OID on the debt security will be de minimis if it is less than 0.0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity.

If the difference between the issue price and the stated redemption price at maturity of a debt security is more than the statutory de minimis amount, the debt security will be treated as having been issued with OID. The amount of OID on a debt security, which is equal to the difference, must be included in income as ordinary interest as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of such U.S. Holder’s regular method of tax accounting.

Stated interest on a debt security generally will be included in the income of a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with the U.S. Holder’s regular method of tax accounting.

Disposition of the Debt Securities. Upon the sale, exchange, redemption, repurchase, retirement or other disposition of a debt security, a U.S. Holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash proceeds and the fair market value of any property received on the disposition (except to the extent such amount is attributable to accrued but unpaid stated interest, which is taxable as ordinary income if not previously included in such holder’s income) and (ii) such U.S. Holder’s adjusted tax basis in the debt security. A U.S. Holder’s adjusted tax basis in a debt security generally will equal the cost of the debt security to such Holder (A) increased by the amount of OID (if any) previously included in income by such Holder and (B) decreased by the amount of any payments other than qualified stated interest payments. Capital gain or loss recognized upon the disposition of a debt security will be a long-term capital gain or loss if the debt security was held for more than one year. The deductibility of capital losses is subject to limitations.

Medicare Tax. A U.S. Holder that is an individual is subject to a 3.8% tax on the lesser of (1) the U.S. person’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. person’s modified adjusted gross income for the taxable year over a certain threshold (which will be between $125,000 and $250,000, depending on the individual’s circumstances). Estates and trusts that do not fall into a special class of trusts that is exempt from such tax are subject to the same 3.8% tax on the lesser of their undistributed net investment income and the excess of their adjusted gross income over a certain threshold. A holder’s net investment income will generally include its gross interest income and its net gains from the disposition of notes, unless such interest or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. Holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of this tax to your income and gains in respect of your investment in the notes.

Information Reporting and Backup Withholding

We will report to our U.S. Holders and to the IRS the amount of stated interest payments and payments of the proceeds from the sale, exchange, redemption, repurchase, retirement or other disposition of a debt security made to a U.S. Holder, and the amount we withhold, if any. Under the backup withholding rules, a U.S. Holder may be subject to backup withholding at a rate of up to 24% with respect to distributions unless the holder:

•	is a corporation or comes within certain exempt categories and, when required, demonstrates that fact, or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A noteholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the noteholder’s income tax liability. For a discussion of the backup withholding rules as applied to non-U.S. Holders, see “—Taxation of Non-U.S. Holders of Debt Securities.”

Taxation of Tax-Exempt U.S. Holders of Debt Securities

Assuming the debt security is debt for tax purposes, interest income accrued on the debt security should not constitute unrelated business taxable income to a tax-exempt U.S. Holder. As a result, a tax-exempt U.S. Holder generally should not be subject to U.S. federal income tax on the interest income accruing on our debt securities. Similarly, any gain recognized by the tax-exempt U.S. Holder in connection with a sale of the debt security generally should not be unrelated business taxable income unless the U.S. Holder holds our debt securities for sale to customers in its ordinary course of business. However, if a tax-exempt U.S. Holder were to finance its acquisition of the debt security with debt, a portion of the interest income and gain attributable to the debt security would constitute unrelated business taxable income pursuant to the “debt-financed property” rules. Tax-exempt U.S. Holders should consult their own counsel to determine the potential tax consequences of an investment in our debt securities.

Taxation of Non-U.S. Holders of Debt Securities

The rules governing the U.S. federal income taxation of a Non-U.S. Holder are complex and no attempt will be made herein to provide more than a summary of such rules. Non-U.S. Holders should consult their tax advisors to determine the effect of U.S. federal, state, local and foreign tax laws, as well as tax treaties, with regard to an investment in the debt securities.

Interest and Original Issue Discount. A Non-U.S. Holder holding the debt securities on its own behalf generally will be exempt from U.S. federal income and withholding taxes on payments of noncontingent interest (including OID) on a debt security so long as such payments are not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder, unless such Non-U.S. Holder is (i) a direct or indirect 10% or greater stockholder of The Macerich Company, (ii) a controlled foreign corporation related to The Macerich Company, as applicable, or (iii) a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business.

In order for a Non-U.S. Holder that is an individual or corporation (or entity treated as such for U.S. federal income tax purposes) to qualify for the exemption from taxation on noncontingent interest (including OID), the “withholding agent” (generally, the last U.S. payor or a non-U.S. payor who is a qualified intermediary or withholding foreign partnership) must have received a statement (generally made on IRS Form W-8BEN or W-8BEN-E) from the individual or corporation that: (i) is signed under penalties of perjury by the beneficial owner of the debt security, (ii) certifies that such owner is not a U.S. Holder and (iii) provides the beneficial owner’s name and address. Certain securities clearing organizations and other entities that are not beneficial owners may provide a signed statement accompanied by a copy of the beneficial owner’s IRS Form W-8BEN or W-8BEN-E to the withholding agent. A Non-U.S. Holder that is not an individual or corporation (or an entity treated as a corporation for U.S. federal income tax purposes) holding the debt securities on its own behalf may have substantially increased reporting requirements and should consult its tax advisor.

To the extent that interest income (including OID) with respect to a debt security is not exempt from U.S. withholding tax as described above, a Non-U.S. Holder may still be able to eliminate or reduce such taxes under an applicable income tax treaty.

Disposition of the Debt Securities. Any gain realized on the sale, redemption, exchange, retirement, repurchase or other taxable disposition of a debt security by a Non-U.S. Holder (except to the extent such amount is attributable to accrued but unpaid stated interest, which would be taxable as described above) will be exempt from U.S. federal income and withholding taxes so long as: (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder, (ii) in the case of a nonresident alien individual, the Non-U.S. Holder is not present in the United States for 183 days or more in the taxable year, and (iii) the debt securities do not constitute USRPIs, within the meaning of FIRPTA.

Except to the extent that an applicable income tax treaty otherwise provides, a Non-U.S. Holder whose gain or interest income (including OID) with respect to a debt security is effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder, although exempt from the withholding tax previously discussed provided the holder furnishes an IRS form W-8ECI, will generally be subject to U.S. federal income tax on the gain or interest income at regular U.S. federal income tax rates, as if the holder were a U.S. person. In addition, if the Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its “dividend equivalent amount” within the meaning of the Code for the taxable year, subject to adjustment, unless it qualifies for a lower rate or an exemption under an applicable tax treaty.

Withholding on Certain Foreign Accounts and Entities. FATCA imposes withholding tax on “withholdable payments” made to FFIs and NFFEs, unless certain certification, reporting on U.S. account holders or substantial U.S. owners, and other specified requirements are satisfied or the FFI or NFFE qualifies for an exemption from FATCA withholding. Any foreign governments, any political subdivision of a foreign government, any wholly owned agency or instrumentality of any one or more of the foregoing, and certain retirement funds are treated as exempt beneficial owners, payments to which are exempt from FATCA withholding. In addition, the U.S. has entered into IGAs pursuant to which FFIs in such jurisdictions will report directly to their own governments, and those governments will, in turn, exchange such information with the U.S. Payments made under such IGAs to FFIs are not subject to FATCA withholding. “Withholdable payments” include U.S. source dividends, interest and other fixed or determinable annual or periodic income. Under currently proposed Treasury Regulations, which have not yet been finalized but taxpayers are generally entitled to rely on (subject to certain limited exceptions), “withholdable payments” do not include any gross proceeds from the disposition of property of a type that can produce U.S. source dividends or interest. Failure by a Non-U.S. Holder who is subject to FATCA to comply with its certification and reporting requirements, or properly document its status as a person not subject to FATCA withholding, could cause us to be required to withhold tax at a rate of 30% on withholdable payments made to the Non-U.S. Holder. A credit or refund of such withheld tax may be claimed by the beneficial owner of the payment to which such withheld tax is attributable, provided that the beneficial owner provides such information as may be required by Treasury Regulations regarding its ownership by U.S. persons, and, if the beneficial owner is a FFI, only to the extent that the withheld tax exceeds the reduced rate of withholding tax to which it is entitled under an applicable treaty. You should consult your own tax advisors regarding the FATCA requirements.

Information Reporting and Backup Withholding. Information reporting requirements and backup withholding generally will not apply to payments on a debt security to a Non-U.S. Holder if the statement described in “Non-U.S. Holders of the Debt Securities” is duly provided by such holder, provided that the withholding agent does not have actual knowledge that the holder is a United States person. Information reporting requirements and backup withholding will not apply to any payment of the proceeds of the sale of a debt security effected outside the United States by a foreign office of a “broker” (as defined in applicable Treasury Regulations), unless such broker (i) is a United States person, (ii) derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (iii) is a controlled foreign corporation within the meaning of the Code or (iv) is a U.S. branch of a foreign bank or a foreign insurance company. Payment of the proceeds of any such sale effected outside the United States by a foreign office of any broker that is described in (i), (ii) or (iii) of the preceding sentence will not be subject to backup withholding, but will be subject to the information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a Non-U.S. Holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any such sale to or through the United States office of a broker is subject to information reporting and backup withholding requirements, unless the beneficial owner of the debt security provides the statement described in “—Non-U.S. Holders of the Debt Securities” or otherwise establishes an exemption. Any amount withheld from a payment to a holder of a debt security under the backup withholding rules is allowable as a credit against such holder’s U.S. federal income tax liability (which might entitle such holder to a refund), provided that such holder furnishes the required information to the IRS.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC that are incorporated into this prospectus by reference.

PLAN OF DISTRIBUTION

Sales by Us

We may sell the securities under this prospectus in one or more transactions from time to time, including without limitation:

•	to or through one or more underwriters or dealers;

•	directly to investors;

•	through agents; or

•	through a combination of any of these methods.

In addition, the manner in which we may sell some or all of the securities offered by this prospectus includes, without limitation, through:

•	a block trade in which the dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	put or call options, forward or other derivative transactions relating to the shares of common stock or other securities being registered hereunder;

•	purchases by a dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchases; or

•	privately negotiated transactions.

If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.

Sales of the securities may be effected from time to time in one or more transactions, including privately negotiated transactions:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	at prices related to those prevailing market prices; or

•	at negotiated prices.

Any of the prices may represent a discount from the then prevailing market prices.

As applicable, we, and our respective underwriters, dealers or agents, reserve the right to accept or reject all or part of any proposed purchase of the securities. We will set forth in a prospectus supplement the terms and offering of securities by us, including:

•	the names of any underwriters, dealers or agents;

•	any agency fees or underwriting discounts or commissions and other items constituting agents’ or underwriters’ compensation;

•	any discounts, concessions or commissions allowed or reallowed or paid to dealers;

•	details regarding options, if any, under which underwriters may purchase additional securities from us, if any;

•	any delayed delivery arrangements;

•	the public offering price or purchase price of the securities being offered and the proceeds we will receive from the sale; and

•	the securities exchanges on which such securities may be listed, if any.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions from time to time. If the applicable prospectus supplement indicates, in connection with those derivative transactions, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities. If the third parties (or affiliates of such third parties) in such sale transactions by us are or may be deemed to be underwriters under the Securities Act, we will identify them in an applicable prospectus supplement (or a post-effective amendment).

Our common stock or preferred stock may be issued upon conversion of our debt securities or in exchange for our debt securities. Our common stock may also be issued upon conversion of our preferred stock. Additionally, securities may be issued upon exercise of our warrants.

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

We may also offer securities through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Underwriters, Agents and Dealers. Any underwritten offering may be on a best efforts or a firm commitment basis. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by underwriters. We may use underwriters with which we have a material relationship and will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell the securities through agents from time to time. When we sell securities through agents, the prospectus supplement will name any agent involved in the offer or sale of securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Underwriters, dealers and agents may contract for or otherwise be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

We may grant underwriters who participate in the distribution of our securities an option to purchase additional securities in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of our securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement for any securities offered by us will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Underwriters, broker-dealers or agents who may become involved in the sale of our securities may engage in transactions with and perform other services for us for which they receive compensation.

Stabilization Activities. In connection with an offering through underwriters, an underwriter may, to the extent permitted by applicable rules and regulations, purchase and sell securities in the open market. These transactions, to the extent permitted by applicable rules and regulations, may include short sales, purchases to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering, which creates a short position. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities from us in the offering, if any. In determining the source of shares to close out the underwriters’ covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. Transactions to close out the underwriters’ covered short position involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the underwriters’ over-allotment option. “Naked” short sales, which may be prohibited or restricted by applicable rules and regulations, are any sales in excess of the over-allotment option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a member of the underwriting syndicate when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Direct Sales. We may also sell securities directly to one or more purchasers without using underwriters or agents. In this case, no agents, underwriters or dealers would be involved. We may sell securities upon the exercise of rights that we may issue to our securityholders. We may also sell securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.

Trading Market and Listing of Securities. Any common stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. The securities other than common stock may or may not be listed on a national securities exchange. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Sales by Selling Securityholders

The selling securityholders may resell or redistribute the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions, or in any other legal manner, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Persons who are pledgees, donees, transferees, or other successors in interest of any of the named selling securityholders (including, but not limited to, persons who receive securities from a named selling securityholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus) may also use this prospectus and are included when we refer to “selling securityholders” in this prospectus. The selling securityholders may sell the securities by one or more of the following methods, without limitation:

•

block trades (which may include cross trades) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;

•	an exchange distribution or secondary distribution in accordance with the rules of any stock exchange on which the securities may be listed;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	an offering at other than a fixed price on or through the facilities of any stock exchange on which the securities are listed or to or through a market maker other than on that stock exchange;

•	privately negotiated transactions, directly or through agents;

•	short sales;

•	through the writing of options on the securities, whether or not the options are listed on an options exchange;

•	through the distribution of the securities by any securityholder to its partners, members or stockholders;

•	one or more underwritten offerings;

•	agreements between a broker or dealer and any securityholder to sell a specified number of the securities at a stipulated price per share; and

•	any combination of any of these methods of sale or distribution, or any other method permitted by applicable law.

The securityholders may also transfer the securities by gift.

The selling securityholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling securityholder. Broker-dealers may agree with a selling securityholder to sell a specified number of the securities at a stipulated price per share. If the broker-dealer is unable to sell securities acting as agent for a selling securityholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

From time to time, one or more of the selling securityholders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling securityholders. The number of a selling securityholder’s securities offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling securityholder’s securities will otherwise remain unchanged. In addition, a selling securityholder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

The selling securityholders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

A selling securityholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling securityholder, including, without limitation, in connection with distributions of the securities by those broker-dealers. A selling securityholder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling securityholder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

The selling securityholders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Exchange Act and the related rules and regulations adopted by the SEC, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling securityholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling securityholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

We may agree to indemnify the selling securityholders and their respective officers, directors, employees and agents, and any underwriter or other person who participates in the offering of the securities, against specified liabilities, including liabilities under the federal securities laws or to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling securityholders may agree to indemnify us, the other selling securityholders and any underwriter or other person who participates in the offering of the securities, against specified liabilities arising from information provided by the selling securityholders for use in this prospectus or any accompanying prospectus supplement, including liabilities under the federal securities laws. In each case, indemnification may include each person who is an affiliate of or controls one of these specified indemnified persons within the meaning of the federal securities laws or is required to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling securityholders may agree to indemnify any brokers, dealers or agents who participate in transactions involving sales of the securities against specified liabilities arising under the federal securities laws in connection with the offering and sale of the securities.

We will not receive any proceeds from sales of any securities by the selling securityholders.

We cannot assure you that the selling securityholders will sell all or any portion of the securities offered hereby.

We will supply the selling securityholders and any stock exchange upon which the securities are listed with reasonable quantities of copies of this prospectus. To the extent required by Rule 424 under the Securities Act in connection with any resale or redistribution by a selling securityholder, we will file a prospectus supplement setting forth:

•	the names of any underwriters, dealers or agents;

•	the aggregate number of securities to be sold;

•	the public offering price or purchase price of the securities being offered; and

•	any agency fees or underwriting discounts or commissions and other items constituting agents’ or underwriters’ compensation.

If a selling securityholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of securities through a block trade, special offering, exchange, distribution or secondary distribution or a purchase by a broker or dealer, the prospectus supplement will include any other facts that are material to the transaction. If applicable, this may include a statement to the effect that the participating broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts and by Venable LLP, Baltimore, Maryland, with respect to matters of Maryland law.

EXPERTS

The consolidated financial statements of the Company and the related financial statement schedule III—Real Estate and Accumulated Depreciation as of December 31, 2022 and 2021 and for each of the years in the three year period ended December 31, 2022, and management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2022, have been incorporated by reference herein, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

14,000,000 Shares

The Macerich Company

Common Stock

Goldman Sachs & Co. LLC

Deutsche Bank Securities

J.P. Morgan

Morgan Stanley

BMO Capital Markets

TD Securities

Scotiabank